                                                                      EXHIBIT 4B

                        THIRTEENTH SUPPLEMENTAL INDENTURE
                            DATED AS OF JULY 16, 2003

                              --------------------



         This Thirteenth Supplemental Indenture, dated as of the 16th day of July, 2003 between CMS Energy Corporation, a corporation duly organized and existing under the laws of the State of Michigan (hereinafter called the "Issuer") and having its principal office at One Energy Plaza, Jackson, Michigan 49201, and Bank One Trust Company, N.A., a national banking association (hereinafter called the "Trustee") and having its Corporate Trust Office at 1 BankOne Plaza, Mail Code ILI-0823, Chicago, IL 60670.

                                   WITNESSETH:

         WHEREAS, the Issuer and the Trustee (successor to NBD Bank, National Association) entered into an Indenture, dated as of September 15, 1992 (the "Original Indenture"), pursuant to which one or more series of debt securities of the Issuer (the "Securities") may be issued from time to time; and

         WHEREAS, Section 2.3 of the Original Indenture permits the terms of any series of Securities to be established in an indenture supplemental to the Original Indenture; and

         WHEREAS, Section 8.1(e) of the Original Indenture provides that a supplemental indenture may be entered into by the Issuer and the Trustee without the consent of any Holders (as defined in the Original Indenture) of the Securities to establish the form and terms of the Securities of any series; and

         WHEREAS, the Issuer has requested the Trustee to join with it in the execution and delivery of this Thirteenth Supplemental Indenture in order to supplement and amend the Original Indenture by, among other things, establishing the form and terms of a series of Securities to be known as the Issuer's "3.375% Convertible Senior Notes due 2023" (the "2023 Notes"), providing for the issuance of the 2023 Notes and amending and adding certain provisions thereof for the benefit of the Holders of the 2023 Notes; and

         WHEREAS, the Issuer and the Trustee desire to enter into this Thirteenth Supplemental Indenture for the purposes set forth in Sections 2.3 and 8.1(e) of the Original Indenture as referred to above; and

         WHEREAS, the Issuer has furnished the Trustee with a copy of the resolutions of its Board of Directors certified by its Secretary or Assistant Secretary authorizing the execution of this Thirteenth Supplemental Indenture; and

         WHEREAS, all things necessary to make this Thirteenth Supplemental Indenture a valid agreement of the Issuer and the Trustee and a valid supplement to the Original Indenture have been done;

         NOW, THEREFORE, for and in consideration of the premises and the purchase of the 2023 Notes to be issued hereunder by holders thereof, the Issuer and the Trustee mutually covenant and agree, for the equal and proportionate benefit of the respective holders from time to time of the 2023 Notes, as follows:

                                    ARTICLE I

                        STANDARD PROVISIONS; DEFINITIONS

         SECTION 1.01. Standard Provisions. The Original Indenture together with this Thirteenth Supplemental Indenture and all previous indentures supplemental thereto entered into pursuant to the applicable terms thereof are hereinafter sometimes collectively referred to as the "Indenture." All capitalized terms which are used herein and not otherwise defined herein are defined in the Indenture and are used herein with the same meanings as in the Indenture.

         SECTION 1.02.  Definitions.

         (a) The following terms have the meanings set forth in the Sections hereof set forth below:

         Term                                                                   Section
         ----                                                                   -------
         Additional Amounts                                                     2.04
         Application Period                                                     7.06
         Asset Sale                                                             7.06
         Company                                                                2.03
         Conversion Date                                                        6.02
         Conversion Rate                                                        6.01
         Depositary                                                             Article IX
         Distributed Assets or Securities                                       6.06(c)
         DTC                                                                    2.03
         Events of Default                                                      8.01
         ex date                                                                1.01(b); 2.04
         Excess Proceeds                                                        7.06
         Fundamental Change Purchase Date                                       3.01
         Fundamental Change Purchase Notice                                     3.03
         Fundamental Change Purchase Price                                      3.01
         Global Note                                                            Article IX
         Indenture                                                              1.01; 2.04
         Interest Payment Date                                                  2.03
         Issue                                                                  7.04(a)
         Issuer                                                                 Preamble; 2.03
         Issuer Notice                                                          5.01

         Term                                                                   Section
         ----                                                                   -------
         Issuer Notice Date                                                     5.01
         Lien                                                                   7.02(a)
         Maturity                                                               2.03
         Maximum Conversion Rate                                                6.06(h)
         Original Indenture                                                     Recitals
         Original Issue Date                                                    2.03
         Place of Payment                                                       2.03
         Purchase Date                                                          2.04; 4.01(a)
         Purchase Notice                                                        4.01(a)(i)
         Purchase Price                                                         2.04
         Record Date                                                            2.03
         Redemption Price                                                       2.04
         Restricted Payment                                                     7.05(a)
         Rule 144A                                                              2.03
         Securities                                                             Recitals
         Securities Act                                                         2.03
         Trading Exception                                                      2.04
         Trustee                                                                Preamble; 2.04
         2023 Notes                                                             Recitals; 2.04


         (b) Section 1.1 of the Original Indenture is amended to insert the new definitions applicable to the 2023 Notes, in the appropriate alphabetical sequence, as follows:

         "Amortization Expense" means, for any period, amounts recognized during such period as amortization of capital leases, depletion, nuclear fuel, goodwill and assets classified as intangible assets in accordance with generally accepted accounting principles.

         "Average Life" means, as of the date of determination, with respect to any Indebtedness, the quotient obtained by dividing (i) the sum of the products of (x) the number of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness and (y) the amount of such principal payment by (ii) the sum of all such principal payments.

         "Capital Lease Obligation" of a Person means any obligation that is required to be classified and accounted for as a capital lease on the face of a balance sheet of such Person prepared in accordance with generally accepted accounting principles; the amount of such obligation shall be the capitalized amount thereof, determined in accordance with generally accepted accounting principles; the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty; and such obligation shall be deemed secured by a Lien on any property or assets to which such lease relates.

         "Capital Stock" means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) corporate stock, including any Preferred Stock or Letter Stock; provided that Hybrid Preferred Securities shall not be considered Capital Stock for purposes of this definition.

         "CMS Electric and Gas" means CMS Electric and Gas Company, a Michigan corporation and wholly-owned subsidiary of Enterprises.

         "CMS Gas Transmission" means CMS Gas Transmission Company (formerly known as CMS Gas Transmission and Storage Company), a Michigan corporation and wholly-owned subsidiary of Enterprises.

         "CMS Generation" means CMS Generation Co., a Michigan corporation and wholly-owned subsidiary of Enterprises.

         "CMS MST" means CMS Marketing, Services and Trading Company, a Michigan corporation and wholly-owned subsidiary of Enterprises.

         "Common Equity" of any Person means capital stock of such Person that is generally entitled to (i) vote in the election of directors of such Person or
(ii) if such Person is not a corporation, vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such Person.

         "Consolidated Assets" means, at any date of determination, the aggregate assets of the Issuer and its Consolidated Subsidiaries determined on a consolidated basis in accordance with generally accepted accounting principles.

         "Consolidated Coverage Ratio" with respect to any period means the ratio of (i) the aggregate amount of Operating Cash Flow for such period to (ii) the aggregate amount of Consolidated Interest Expense for such period.

         "Consolidated Current Liabilities" means, for any period, the aggregate amount of liabilities of the Issuer and its Consolidated Subsidiaries which may properly be classified as current liabilities (including taxes accrued as estimated), after (i) eliminating all inter-company items between the Issuer and any Consolidated Subsidiary and (ii) deducting all current maturities of long-term Indebtedness, all as determined in accordance with generally accepted accounting principles.

         "Consolidated Indebtedness" means, at any date of determination, the aggregate Indebtedness of the Issuer and its Consolidated Subsidiaries determined on a consolidated basis in accordance with generally accepted accounting principles; provided that Consolidated Indebtedness shall not include any subordinated debt owned by any Hybrid Preferred Securities Subsidiary.

         "Consolidated Interest Expense" means, for any period, the total interest expense in respect of Consolidated Indebtedness of the Issuer and its Consolidated Subsidiaries, including, without duplication, (i) interest expense attributable to capital leases, (ii) amortization of debt discount, (iii) capitalized interest, (iv) cash and noncash interest payments,
(v) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, (vi) net costs under Interest Rate Protection Agreements (including amortization of discount) and
(vii) interest expense in respect of obligations of other Persons deemed to be Indebtedness of the Issuer or any Consolidated Subsidiaries under clause (v) or
(vi) of the definition of Indebtedness, provided, however, that Consolidated Interest Expense shall exclude (A) any costs otherwise included in interest expense recognized on early retirement of debt and (B) any interest expense in respect of any Indebtedness of any Subsidiary of Consumers, CMS Generation, CMS Electric and Gas, CMS Gas Transmission, CMS MST or any other Designated Enterprises Subsidiary, provided that such Indebtedness is without recourse to any assets of the Issuer, Consumers, Enterprises, CMS Generation, CMS Electric and Gas, CMS Gas Transmission, CMS MST or any other Designated Enterprises Subsidiary.

         "Consolidated Net Income" means, for any period, the net income of the Issuer and its Consolidated Subsidiaries determined on a consolidated basis in accordance with generally accepted accounting principles; provided, however, that there shall not be included in such Consolidated Net Income:

         (i) any net income of any Person if such Person is not a Subsidiary, except that (A) the Issuer's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Issuer or a Consolidated Subsidiary as a dividend or other distribution and (B) the Issuer's equity in a net loss of any such Person for such period shall be included in determining such Consolidated Net Income;

         (ii) any net income of any Person acquired by the Issuer or a Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition;

         (iii) any gain or loss realized upon the sale or other disposition of any property, plant or equipment of the Issuer or its Consolidated Subsidiaries which is not sold or otherwise disposed of in the ordinary course of business and any gain or loss realized upon the sale or other disposition of any Capital Stock of any Person; and

         (iv) any net income of any Subsidiary of Consumers, CMS Generation, CMS Electric and Gas, CMS Gas Transmission, CMS MST or any other Designated Enterprises Subsidiary whose interest expense is excluded from Consolidated Interest Expense, provided, however, that for purposes of this subsection (iv), any cash, dividends or distributions of any such Subsidiary to the Issuer shall be included in calculating Consolidated Net Income.

         "Consolidated Net Tangible Assets" means, for any period, the total amount of assets (less accumulated depreciation or amortization, allowances for doubtful receivables, other applicable reserves and other properly deductible items) as set forth on the most recently available quarterly or annual consolidated balance sheet of the Issuer and its Consolidated Subsidiaries, determined on a consolidated basis in accordance with generally accepted accounting principles, and after giving effect to purchase accounting and after deducting therefrom, to the extent otherwise included, the amounts of: (i) Consolidated Current Liabilities; (ii) minority interests in Consolidated Subsidiaries held by Persons other than the Issuer or a Restricted Subsidiary;
(iii) excess of cost over fair value of assets of businesses acquired, as determined in good faith by the Board of Directors as evidenced by Board of Directors resolutions; (iv) any revaluation or other write-up in value of assets subsequent to December 31, 1996, as a result of a change in the method of valuation in accordance with generally accepted accounting principles; (v) unamortized debt discount and expenses and other unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, licenses, organization or developmental expenses and other intangible items; (vi) treasury stock; and (vii) any cash set apart and held in a sinking or other analogous fund established for the purpose of redemption or other retirement of Capital Stock to the extent such obligation is not reflected in Consolidated Current Liabilities.

         "Consolidated Net Worth" of any Person means the total of the amounts shown on the consolidated balance sheet of such Person and its consolidated subsidiaries, determined on a consolidated basis in accordance with generally accepted accounting principles, as of any date selected by such Person not more than 90 days prior to the taking of any action for the purpose of which the determination is being made (and adjusted for any material events since such date), as (i) the par or stated value of all outstanding Capital Stock plus (ii) paid-in capital or capital surplus relating to such Capital Stock plus (iii) any retained earnings or earned surplus less (A) any accumulated deficit, (B) any amounts attributable to Redeemable Stock and (C) any amounts attributable to Exchangeable Stock.

         "Consolidated Subsidiary" means any Subsidiary whose accounts are or are required to be consolidated with the accounts of the Issuer in accordance with generally accepted accounting principles.

         "Consumers" means Consumers Energy Company, a Michigan corporation, all of whose common stock is on the date hereof owned by the Issuer.

         "Continuing Director" means a director who either was a member of the Board of Directors on July 10, 2003 or who becomes a member of the Board of Directors subsequent to that date and whose appointment, election or nomination for election by the Issuer's shareholders is duly approved by a majority of the Continuing Directors on the Board of Directors at the time of such approval, either by a specific vote or by approval of the proxy statement issued by the Issuer on behalf of the Board of Directors in which such individual is named as nominee for director.

         "Conversion Agent" means the office or agency designated by the Issuer where 2023 Notes may be presented for conversion. Initially, the Conversion Agent shall be the Trustee.

         "Conversion Price" means $1,000 divided by the Conversion Rate.

         "Designated Enterprises Subsidiary" means any wholly-owned subsidiary of Enterprises formed after the date of this Thirteenth Supplemental Indenture which is designated a Designated Enterprises Subsidiary by the Board of Directors.

         "Enterprises" means CMS Enterprises Company, a Michigan corporation and wholly-owned subsidiary of the Issuer.

         "Equity Interests" means any capital stock, partnership, joint venture, member or limited liability or unlimited liability company interest, beneficial interest in a trust or similar entity or other equity interest or investment of whatever nature.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Exchangeable Stock" means any Capital Stock of a corporation that is exchangeable or convertible into another security (other than Capital Stock of such corporation that is neither Exchangeable Stock or Redeemable Stock).

         "Fair Market Value" means the amount which a willing buyer would pay a willing seller in an arm's length transaction.

         A "Fundamental Change" shall be deemed to have occurred at such time after the original issuance of the 2023 Notes as any of the following occurs:
(i) the Common Stock or other common stock into which the 2023 Notes are convertible is neither listed for trading on a United States national securities exchange nor approved for trading on the Nasdaq National Market or another established automated over-the-counter trading market in the United States; (ii) a "person" or "group" within the meaning of Section 13(d) of the Exchange Act, other than the Issuer, any Subsidiary of the Issuer or any employee benefit plan of the Issuer or any such Subsidiary, files a Schedule TO (or any other schedule, form or report under the Exchange Act) disclosing that such person or group has become the direct or indirect ultimate "beneficial owner" (as such term is used in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person or group shall be deemed to have "beneficial ownership" of all shares that such person or group has the right to acquire whether such right is exercisable immediately or only after the passage of time) of Common Equity of the Issuer representing more than 50% of the voting power of the Issuer's Common Equity; (iii) consummation of any share exchange, consolidation or merger of the Issuer pursuant to which the Common Stock will be converted into cash, securities or other property or any sale, lease or other transfer (in one transaction or a series of transactions) of all or substantially all of the consolidated assets of the Issuer and its Subsidiaries, taken as a whole, to any Person (other than the Issuer or one or more of the Issuer's Subsidiaries); provided, however, that a transaction where the holders of the Issuer's Common Equity immediately prior to such transaction own, directly or indirectly, more than 50% of the aggregate voting power of all classes of Common Equity of the continuing or surviving corporation or transferee immediately after such event shall not be a Fundamental Change; or (iv) Continuing Directors cease to constitute at least a majority of the Board of Directors; provided, however, that a Fundamental Change shall not be deemed to have occurred in respect of any of the foregoing if either (A) the Last Reported Sale Price per share of Common Stock for any five Trading Days within the period of 10 consecutive Trading Days ending immediately before the later of the Fundamental Change or the public announcement thereof shall equal or exceed 105% of the Conversion Price of the 2023 Notes in effect immediately before the Fundamental Change or the public announcement thereof or (B) at least 90% of the consideration (excluding cash payments for fractional shares) in the transaction or transactions constituting the Fundamental Change consists of shares of capital stock traded on a national securities exchange or quoted on the Nasdaq National Market (or which shall be so traded or quoted when issued or exchanged in connection with such Fundamental Change) (such securities being referred to as "Publicly Traded Securities") and as a result of such transaction or transactions the 2023 Notes become convertible into such Publicly Traded Securities (excluding cash payments for fractional shares).

         "Hybrid Preferred Securities" means any preferred securities issued by a Hybrid Preferred Securities Subsidiary, where such preferred securities have the following characteristics:

         (i) such Hybrid Preferred Securities Subsidiary lends substantially all of the proceeds from the issuance of such preferred securities to the Issuer or Consumers in exchange for subordinated debt issued by the Issuer or Consumers, respectively;

         (ii) such preferred securities contain terms providing for the deferral of distributions corresponding to provisions providing for the deferral of interest payments on such subordinated debt; and

         (iii) the Issuer or Consumers (as the case may be) makes periodic interest payments on such subordinated debt, which interest payments are in turn used by the Hybrid Preferred Securities Subsidiary to make corresponding payments to the holders of the Hybrid Preferred Securities.

         "Hybrid Preferred Securities Subsidiary" means any business trust (or similar entity) (i) all of the common equity interest of which is owned (either directly or indirectly through one or more wholly-owned Subsidiaries of the Issuer or Consumers) at all times by the Issuer or Consumers, (ii) that has been formed for the purpose of issuing Hybrid Preferred Securities and (iii) substantially all of the assets of which consist at all times solely of subordinated debt issued by the Issuer or Consumers (as the case may be) and payments made from time to time on such subordinated debt.

         "Indebtedness" of any Person means, without duplication:

         (i) the principal of and premium (if any) in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable;

         (ii) all Capital Lease Obligations of such Person;

         (iii) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all obligations under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

         (iv) all obligations of such Person for the reimbursement of any obligor on any letter of credit, bankers' acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (i) through (iii) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit);

         (v) all obligations of the type referred to in clauses (i) through (iv) above of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable as obligor, guarantor or otherwise; and

         (vi) all obligations of the type referred to in clauses (i) through (v) above of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured.

         "Initial Purchasers" has the meaning ascribed to such term in the Purchase Agreement.

         "Interest Rate Protection Agreement" means any interest rate swap agreement, interest rate cap agreement or other financial agreement or arrangement designed to protect the Issuer or any Subsidiary against fluctuations in interest rates.

         "Last Reported Sale Price" of Common Stock on any date means the closing sale price per share (or, if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. securities exchange on which Common Stock is traded or, if the Common Stock is not listed on a U.S. national or regional securities exchange, as reported by the Nasdaq National Market. If the Common Stock is not listed for trading on a U.S. national or regional securities exchange and not reported by the Nasdaq National Market on the relevant date, the Last Reported Sale Price shall be the last quoted bid price for Common Stock in the over-the-counter market on the relevant date as reported by the National Quotation Bureau or similar organization. If the Common Stock is not so quoted, the Last Reported Sale Price will be the average of the mid-point of the last bid and ask prices for the Common Stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Issuer for this purpose.

         "Letter Stock", as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) which is intended to reflect the separate performance of certain of the businesses or operations conducted by such corporation or any of its subsidiaries.

         "Market Price" means the average of the Last Reported Sale Prices of Common Stock for the 20 Trading Day period ending on the applicable date of determination (if the applicable date of determination is a Trading Day or, if not, then on the last Trading Day prior to such applicable date of determination), appropriately adjusted to take into account the occurrence, during the period commencing on the first of the Trading Days during such 20 Trading Day period and ending on the applicable date of determination, of any event that would result in an adjustment of the Conversion Rate under this Thirteenth Supplemental Indenture.

         "Net Cash Proceeds" means, (a) with respect to any Asset Sale, the aggregate proceeds of such Asset Sale including the fair market value (as determined by the Board of Directors and net of any associated debt and of any consideration other than Capital Stock received in return) of property other than cash, received by the Issuer, net of (i) brokerage commissions and other fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale, (ii) provisions for all taxes (whether or not such taxes will actually be paid or are payable) as a result of such Asset Sale without regard to the consolidated results of operations of the Issuer and its Restricted Subsidiaries, taken as a whole, (iii) payments made to repay Indebtedness or any other obligation outstanding at the time of such Asset Sale that either (A) is secured by a Lien on the property or assets sold or (B) is required to be paid as a result of such sale and (iv) appropriate amounts to be provided by the Issuer or any Restricted Subsidiary of the Issuer as a reserve against any liabilities associated with such Asset Sale including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined in conformity with generally accepted accounting principles and (b) with respect to any issuance or sale or contribution in respect of Capital Stock, the aggregate proceeds of such issuance, sale or contribution, including the fair market value (as determined by the Board of Directors and net of any associated debt and of any consideration other than Capital Stock received in return) of property other than cash, received by the Issuer, net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof, provided, however, that if such fair market value as determined by the Board of Directors of property other than cash is greater than $25 million, the value thereof shall be based upon an opinion from an independent nationally recognized firm experienced in the appraisal or similar review of similar types of transactions.

         "Non-Convertible Capital Stock" means, with respect to any corporation, any non-convertible Capital Stock of such corporation and any Capital Stock of such corporation convertible solely into non-convertible Capital Stock other than Preferred Stock of such corporation; provided, however, that Non-Convertible Capital Stock shall not include any Redeemable Stock or Exchangeable Stock.

         "Operating Cash Flow" means, for any period, with respect to the Issuer and its Consolidated Subsidiaries, the aggregate amount of Consolidated Net Income after adding thereto Consolidated Interest Expense (adjusted to include costs recognized on early retirement of debt), income taxes, depreciation expense, Amortization Expense and any noncash amortization of debt issuance costs, any nonrecurring, noncash charges to earnings and any negative accretion recognition.

         "Other Rating Agency" means any one of Fitch, Inc. or Moody's Investors Service, Inc., and any successor to any of these organizations which is a nationally recognized statistical rating organization.

         "Paying Agent" means any Person authorized by the Issuer to pay the principal of (and premium, if any) or interest on any of the 2023 Notes on behalf of the Issuer. Initially, the Paying Agent shall be the Trustee.

         "Predecessor 2023 Note" of any particular 2023 Note means every previous 2023 Note evidencing all or a portion of the same debt as that evidenced by such particular 2023 Note; and, for the purposes of the definition, any 2023 Note authenticated and delivered under Section 2.9 of the Indenture in exchange for or in lieu of a mutilated, destroyed, lost or stolen 2023 Note shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen 2023 Note.

         "Preferred Stock", as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) that is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation; provided that Hybrid Preferred Securities shall not be considered Preferred Stock for purposes of this definition.

         "Publicly Traded Securities" has the meaning provided in the definition of Fundamental Change.

         "Purchase Agreement" means that certain Purchase Agreement dated July 9, 2003 among the Issuer and the Initial Purchasers which provides for the sale by the Issuer to the Initial Purchasers of the 2023 Notes.

         "Redeemable Stock" means any Capital Stock that by its terms or otherwise is required to be redeemed prior to the first anniversary of the Stated Maturity of the outstanding 2023 Notes or is redeemable at the option of the holder thereof at any time prior to the first anniversary of the Stated Maturity of the outstanding 2023 Notes.

         "Registrable Securities" has the meaning ascribed to such term in the Registration Rights Agreement.

         "Registration Default" has the meaning ascribed to such term in the Registration Rights Agreement.

         "Registration Rights Agreement" means that certain Registration Rights Agreement, dated as of July 16, 2003, by and among the Issuer and the Initial Purchasers.

         "Regulation S" means Regulation S under the Securities Act.

         "Restricted Subsidiary" means any Subsidiary (other than Consumers and its Subsidiaries) of the Issuer which, as of the date of the Issuer's most recent quarterly consolidated balance sheet, constituted at least 10% of the total Consolidated Assets of the Issuer and its Consolidated Subsidiaries and any other Subsidiary which from time to time is designated a Restricted Subsidiary by the Board of Directors; provided that no Subsidiary may be designated a Restricted Subsidiary if, immediately after giving effect thereto, an Event of Default or event that, with the lapse of time or giving of notice or both, would constitute an Event of Default would exist or the Issuer and its Restricted Subsidiaries could not incur at least one dollar of additional Indebtedness under Section 7.04 hereof, and (i) any such Subsidiary so designated as a Restricted Subsidiary must be organized under the laws of the United States or any State thereof, (ii) more than 80% of the Voting Stock of such Subsidiary must be owned of record and beneficially by the Issuer or a Restricted Subsidiary and (iii) such Restricted Subsidiary must be a Consolidated Subsidiary.

         "Spin-off Market Price" per share of Common Stock of the Issuer or the Equity Interests in a Subsidiary or other business unit of the Issuer on any day means the average of the daily Last Reported Sale Price for the 10 consecutive Trading Days commencing on and including the fifth Trading Day after the ex date with respect to the issuance or distribution requiring such computations. As used herein, the term "ex date," when used with respect to any issuance or distribution, shall mean the first date on which the security trades regular way on the New York Stock Exchange or such other national regional exchange or market in which the security trades without the right to receive such issuance or distribution.

         "Standard & Poor's" means Standard & Poor's Ratings Group, a division of The McGraw-Hill Companies, Inc., and any successor thereto which is a nationally recognized statistical rating organization, or if such entity shall cease to rate the 2023 Notes or shall cease to exist and there shall be no such successor thereto, any other nationally recognized statistical rating organization selected by the Issuer which is acceptable to the Trustee.

         "Subordinated Indebtedness" means any Indebtedness of the Issuer (whether outstanding on the date of this Thirteenth Supplemental Indenture or thereafter incurred) which is contractually subordinated or junior in right of payment to the 2023 Notes.

         "Support Obligations" means, for any Person, without duplication, any financial obligation, contingent or otherwise, of such Person guaranteeing or otherwise supporting any debt or other obligation of any other Person in any manner, whether directly or indirectly, and including, without limitation, any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such debt or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such debt, (ii) to purchase property, securities or services for the purpose of assuring the owner of such debt of the payment of such debt, (iii) to maintain working capital, equity capital, available cash or other financial statement condition of the primary obligor so as to enable the primary obligor to pay such debt, (iv) to provide equity capital under or in respect of equity subscription arrangements (to the extent that such obligation to provide equity capital does not otherwise constitute debt) or (v) to perform, or arrange for the performance of, any non-monetary obligations or non-funded debt payment obligations of the primary obligor.

         "Tax Sharing Agreement" means the Amended and Restated Agreement for the Allocation of Income Tax Liabilities and Benefits, dated January 1, 1994, as amended or supplemented from time to time, by and among Issuer, each of the members of the Consolidated Group (as defined therein), and each of the corporations that become members of the Consolidated Group.

         "Trading Day" means (i) if the applicable security is listed, admitted for trading or quoted on the New York Stock Exchange, the Nasdaq National Market or another national security exchange, a day on which the New York Stock Exchange, the Nasdaq National Market or another national security exchange is open for business or (ii) if the applicable security is not so listed, admitted for trading or quoted, any day other than a Saturday or Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law, regulation or executive order to close.

         "Trading Price" of the 2023 Notes on any date of determination means the average of the secondary market bid quotations per $1,000 principal amount of 2023 Notes obtained by the Trustee for $5,000,000 principal amount of 2023 Notes at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers the Issuer selects, provided that if three such bids cannot reasonably be obtained by the Trustee, but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the Trustee, this one bid shall be used. If the Trustee cannot reasonably obtain at least one bid for $5,000,000 principal amount of the 2023 Notes from a nationally recognized securities dealer, then the Trading Price will be deemed to be less than 95% of the product of the sale price of Common Stock and the then applicable Conversion Rate.

         "Voting Stock" means securities of any class or classes the holders of which are ordinarily, in the absence of contingencies, entitled to vote for corporate directors (or persons performing similar functions).

                                   ARTICLE II

                 DESIGNATION AND TERMS OF THE 2023 NOTES; FORMS

         SECTION 2.01.  Establishment of Series.

         (a) There is hereby created a series of Securities to be known and designated as the "3.375% Convertible Senior Notes due 2023" to be issued in an initial aggregate principal amount of $150,000,000 (except that such amount shall be increased to an amount up to $200,000,000 to the extent of any exercise by the Initial Purchasers of their option to purchase additional 2023 Notes). Additional Securities, without limitation as to amount, having substantially the same terms as the 2023 Notes (except a different issue date, issue price and bearing interest from the last Interest Payment Date to which interest has been paid or duly provided for on the 2023 Notes, and, if no interest has been paid, from July 16, 2003), may also be issued by the Issuer pursuant to the Indenture without the consent of the existing Holders of the 2023 Notes. Such additional Securities shall be part of the same series as the 2023 Notes. The Stated Maturity of the 2023 Notes is July 15, 2023; the principal amount of the 2023 Notes shall be payable on such date unless the 2023 Notes are earlier redeemed, purchased or converted in accordance with the terms of the Indenture.

         (b) The 2023 Notes will bear interest from the Original Issue Date, or from the most recent date to which interest has been paid or duly provided for, at the rate of 3.375% per annum stated therein until the principal thereof is paid or made available for payment. Interest will be payable semiannually on each Interest Payment Date and at Maturity, as provided in the form of the 2023
Note in Section 2.03 hereof.

         (c) The Record Date referred to in Section 2.3(f)(4) of the Indenture for the payment of the interest on any 2023 Note payable on any Interest Payment Date (other than at Maturity) shall be the 1st day of the calendar month in which such Interest Payment Date occurs (whether or not a Business Day) except that the Record Date for interest payable at Maturity shall be the date of Maturity.

         (d) The payment of the principal of, premium (if any) and interest on the 2023 Notes shall not be secured by a security interest in any property.

         (e) The 2023 Notes shall be purchased by the Issuer at the option of the Holders thereof as provided in Article III, Article IV and Article V hereof.

         (f) The 2023 Notes shall be convertible in accordance with the terms of this Thirteenth Supplemental Indenture.

         (g) The 2023 Notes will not be subordinated to the payment of Senior Debt.

         (h) The Issuer will not pay any additional amounts on the 2023 Notes held by a Person who is not a U.S. person (as defined in Regulation S) in respect of any tax, assessment or government charge withheld or deducted.

         (i) The events specified in Events of Default with respect to the 2023 Notes shall include the events specified in Article VIII of this Thirteenth Supplemental Indenture. In addition to the covenants set forth in Article III of the Original Indenture, the Holders of the 2023 Notes shall have the benefit of the covenants of the Issuer set forth in this Thirteenth Supplemental Indenture.

         SECTION 2.02. Forms Generally. The 2023 Notes and Trustee's certificates of authentication shall be in substantially the form set forth in this Article II, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by the Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such 2023 Notes, as evidenced by their execution thereof.

         The definitive 2023 Notes shall be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the officers executing such 2023 Notes, as evidenced by their execution thereof.

         SECTION 2.03. Form of Face of 2023 Note.

         THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY.

         Unless this Global 2023 Note is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to CMS Energy Corporation or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of a nominee of DTC or in such other name as is requested by an authorized representative of DTC (and any payment is made to such nominee of DTC or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof has an interest herein.

                             CMS ENERGY CORPORATION
                    3.375% CONVERTIBLE SENIOR NOTES DUE 2023

No. 1                                                               $150,000,000
CUSIP No.: 125896AS9
ISIN No.: US12589AS91

         CMS Energy Corporation, a corporation duly organized and existing under the laws of the State of Michigan (herein called the "Issuer" or "Company", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & Co., or registered assigns, the principal sum of One Hundred Fifty Million Dollars on July 15, 2023 ("Maturity") and to pay interest thereon from July 16, 2003 (the "Original Issue Date") or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrears on January 15 and July 15, in each year, commencing on January 15, 2004 (each an "Interest Payment Date") to the Persons in whose names the 2023 Notes are registered at the close of business on January 1 and July 1 (each a "Record Date"), and at Maturity, at the rate of 3.375% per annum, until the principal hereof is paid or made available for payment. The amount of interest payable on any Interest Payment Date shall be computed on the basis of a 360-day year of twelve 30-day months. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this 2023 Note (or one or more Predecessor 2023 Notes) is registered at the close of business on the Record Date for such interest, which shall be the 1st day of the calendar month in which such Interest Payment Date occurs (whether or not a Business Day) except that the Record Date for interest payable at Maturity shall be the date of Maturity. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Record Date and may either be paid to the Person in whose name this 2023 Note (or one or more Predecessor 2023 Notes) is registered at the close of business on a subsequent Record Date (which shall be not less than five Business Days prior to the date of payment of such defaulted interest) for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to Holders of 2023 Notes not less than 15 days preceding such subsequent Record Date.

         This 2023 Note is convertible and is subject to redemption at the option of the Issuer and to purchase by the Issuer at the option of the Holder as specified on the reverse of this 2023 Note.

         Payment of the principal of (and premium, if any) and interest, if any, on this 2023 Note will be made at the office or agency of the Issuer maintained for that purpose in New York, New York (the "Place of Payment"), in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Issuer payment of interest (other than interest payable at Maturity) may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or by wire transfer to an account designated by such Person not later than ten days prior to the date of such payment.

         Reference is hereby made to the further provisions of this 2023 Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THIS SECURITY AND THE COMMON STOCK ISSUABLE UPON CONVERSION HEREOF MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THIS

SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS SECURITY AND THE COMMON STOCK ISSUABLE UPON CONVERSION HEREOF MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (I) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT ("RULE 144A")) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR RULE 904 UNDER THE SECURITIES ACT, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (IV) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, (V) TO CMS ENERGY CORPORATION OR (VI) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (VI) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THE SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN CLAUSE (A) ABOVE.

         THE HOLDER OF THIS SECURITY AGREES THAT SUCH HOLDER WILL NOT ENGAGE IN HEDGING TRANSACTIONS INVOLVING THIS SECURITY AND THE COMMON STOCK ISSUABLE UPON CONVERSION HEREOF UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.

         THIS SECURITY AND ANY RELATED DOCUMENTATION MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME TO MODIFY THE RESTRICTIONS ON AND PROCEDURES FOR RESALES AND OTHER TRANSFERS OF THIS SECURITY TO REFLECT ANY CHANGE IN APPLICABLE LAW OR REGULATION (OR THE INTERPRETATION THEREOF) OR IN PRACTICES RELATING TO THE RESALE OR TRANSFER OF RESTRICTED SECURITIES GENERALLY. THE HOLDER OF THIS SECURITY SHALL BE DEEMED BY THE ACCEPTANCE OF THIS SECURITY TO HAVE AGREED TO ANY SUCH AMENDMENT OR SUPPLEMENT.

         THE HOLDER OF THIS SECURITY IS SUBJECT TO, AND ENTITLED TO THE BENEFITS OF, A REGISTRATION RIGHTS AGREEMENT, DATED AS OF JULY 16, 2003 ENTERED INTO BY THE COMPANY FOR THE BENEFIT OF CERTAIN HOLDERS OF SECURITIES FROM TIME TO TIME.

         Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this 2023 Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed under its corporate seal.

Dated:

                                      CMS ENERGY CORPORATION


                                      By____________________________
                                      Its:


                                      By____________________________
                                      Its:


         SECTION 2.04.  Form of Reverse of 2023 Note.

         This 3.375% Convertible Senior Note due 2023 is one of a duly authorized issue of securities of the Issuer (herein called the "2023 Notes"), issued and to be issued under an Indenture, dated as of September 15, 1992, as supplemented by certain supplemental indentures, including the Thirteenth Supplemental Indenture, dated as of July 16, 2003 (herein collectively referred to as the "Indenture"), between the Issuer and Bank One Trust Company, N.A., a national banking association (successor to NBD Bank, National Association), as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Issuer, the Trustee, and the Holders of the 2023 Notes and of the terms upon which the 2023 Notes are, and are to be, authenticated and delivered. This 2023 Note is one of the series designated on the face hereof, issued in an initial aggregate principal amount of $150,000,000 (except that such amount shall be increased to an amount up to $200,000,000 to the extent of any exercise by the Initial Purchasers of their option to purchase additional 2023 Notes). Additional Securities, without limitation as to amount, having substantially the same terms as the 2023 Notes (except a different issue date, issue price and bearing interest from the last Interest Payment Date to which interest has been paid or duly provided for on the 2023 Notes, and, if no interest has been paid, from July 16, 2003), may also be issued by the Issuer pursuant to the Indenture without the consent of the existing Holders of the 2023 Notes. Such additional Securities shall be part of the same series as the 2023 Notes.

         Holders of 2023 Notes at the close of business on a Record Date will receive payment of interest, payable on the corresponding Interest Payment Date notwithstanding the conversion of such 2023 Notes at any time after the close of business on such Record Date. 2023 Notes surrendered for conversion by a Holder during the period from the close of business on any Record Date to the opening of business on the immediately following Interest Payment Date must be accompanied by payment of an amount equal to the interest that the Holder is to receive on the 2023 Notes; provided, however, that no such payment need be made if (1) the Issuer has specified a redemption date that is after a Record Date and on or prior to the immediately following Interest Payment Date, (2) the Issuer has specified a Purchase Date following a Fundamental Change that is during such period or (3) any overdue interest exists at the time of conversion with respect to such 2023 Notes to the extent of such overdue interest. The Holders of the 2023 Notes and any Common Stock issuable upon conversion thereof will continue to be entitled to receive Additional Amounts in accordance with the Registration Rights Agreement.

         If the principal hereof or any portion of such principal is not paid when due (whether upon acceleration, upon the date set for payment of the Redemption Price, upon the date set for payment of a Purchase Price or Fundamental Change Purchase Price or upon the Stated Maturity of this 2023 Note) or if interest due hereon or any portion of such interest is not paid when due in accordance with the terms of this 2023 Note, then in each such case the overdue amount shall bear interest at the rate of 3.375% per annum, compounded semiannually (to the extent that the payment of such interest shall be legally enforceable), which interest shall accrue from the date such overdue amount was due to the date payment of such amount, including interest thereon, has been made or duly provided for, all such interest shall be payable on demand.

         The interest rate borne by the Registrable Securities will be increased by 0.25% per annum upon the occurrence of a Registration Default, which rate will increase by an additional 0.25% per annum if such Registration Default has not been cured within 90 days after the occurrence thereof and will continue to increase by 0.25% at the beginning of each subsequent 90-day period until all Registration Defaults have been cured ("Additional Amounts"); provided, that the aggregate amount of any such increase in the interest rate on the Registrable Securities shall in no event exceed 0.50% per annum. All accrued Additional Amounts shall be paid to Holders of Registrable Securities in the same manner and at the same time as regular payments of interest on the Registrable Securities. Following the cure of all Registration Defaults, the accrual of Additional Amounts shall cease and the interest rate on the Registrable Securities will revert to 3.375% per annum.

         In the event of redemption of this 2023 Note in part only, a new 2023 Note for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof. No sinking fund is provided for the 2023 Notes. The 2023 Notes are redeemable for cash or check in whole, or in part, at any time on or after July 15, 2008 at the option of the Issuer at a redemption price ("Redemption Price") equal to 100% of the principal amount of the 2023 Notes to be redeemed plus any accrued and unpaid interest (including Additional Amounts, if any) to the redemption date. Notice of redemption at the option of the Issuer shall be mailed at least 30 days but not more than 60 days before a redemption date to the Trustee, the Paying Agent and each Holder of 2023 Notes to be redeemed at the Holder's registered address. If money sufficient to pay the Redemption Price of all 2023 Notes (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent prior to or on the redemption date, on and after the redemption date interest (including Additional Amounts, if any), if any, shall cease to accrue on such 2023 Notes or portions thereof. 2023 Notes in denominations larger than $1,000 principal amount may be redeemed in part but only in integral multiples of $1,000 principal amount.

         Subject to the terms and conditions of the Indenture, a Holder shall have the option to require the Issuer to purchase the 2023 Notes held by such Holder on July 15, 2008, July 15, 2013 and July 15, 2018 (each, a "Purchase Date") at a purchase price (the "Purchase Price") equal to 100% of the principal amount of the 2023 Notes to be purchased plus any accrued and unpaid interest (including Additional Amounts, if any) to but excluding such Purchase Date, upon delivery of a Purchase Notice containing the information set forth in the Indenture, from the opening of business on the date that is 20 Business Days prior to such Purchase Date until the close of business on the fifth Business Day prior to such Purchase Date and upon delivery of the 2023 Notes to the Paying Agent by the Holder as set forth in the Indenture. The Issuer will pay the Purchase Price in cash or by check. 2023 Notes in denominations larger than $1,000 principal amount may be purchased in part, but only in integral multiples of $1,000 principal amount.

         If a Fundamental Change shall occur at any time prior to July 15, 2008, each Holder shall have the right, at such Holder's option and subject to the terms and conditions of the Indenture, to require the Issuer to purchase any or all of such Holder's 2023 Notes or any portion of the principal amount thereof that is equal to $1,000 or an integral multiple of $1,000 on the day that is no earlier than 60 days nor later than 90 days after the date of the Issuer Notice of the occurrence of the Fundamental Change (subject to extension to comply with applicable law) for a Fundamental Change Purchase Price equal to 100% of the principal amount of 2023 Notes purchased plus accrued and unpaid interest (including Additional Amounts, if any) to the Fundamental Change Purchase Date, which Fundamental Change Purchase Price shall be paid by the Issuer in cash or by check, as set forth in the Indenture.

         Holders have the right to withdraw any Purchase Notice or Fundamental Change Purchase Notice, as the case may be, by delivery to the Paying Agent of a written notice of withdrawal in accordance with the provisions of the Indenture.

         If cash sufficient to pay a Fundamental Change Purchase Price or Purchase Price, as the case may be, of all 2023 Notes or portions thereof to be purchased as of the Purchase Date or the Fundamental Change Purchase Date, as the case may be, is on deposit with the Paying Agent on the Business Day following the Purchase Date or the Fundamental Change Purchase Date, as the case may be, interest (including Additional Amounts, if any) shall cease to accrue on such 2023 Notes (or portions thereof) on and after such date, and the Holder thereof shall have no other rights as such (other than the right to receive the Purchase Price or Fundamental Change Purchase Price, as the case may be, upon surrender of such Note).

         Subject to the procedures set forth in the Indenture, a Holder may convert 2023 Notes into Common Stock on or before the close of business on July 15, 2023 during the periods and upon satisfaction of at least one of the conditions set forth below:

         (a) in any calendar quarter (and only during such calendar quarter) if the Last Reported Sale Price for Common Stock for at least 20 Trading Days during the period of 30 consecutive Trading Days ending on the last Trading Day of the previous calendar quarter is greater than or equal to 120% of the Conversion Price per share of Common Stock on such last Trading Day;

         (b) prior to Maturity during the five Business Days immediately following any ten consecutive Trading Day period in which the Trading Price per $1,000 principal amount of 2023 Notes (as determined following a request by a Holder of the 2023 Notes in accordance with the procedures described in the Indenture) for each day of that period was less than 95% of the product of the sale price of Common Stock and the then applicable Conversion Rate (the "Trading Exception"); provided, however, that a Holder may not convert its 2023 Notes if the average closing sale price of Common Stock for such ten consecutive Trading Day period is between the then current Conversion Price and 120% of the then applicable Conversion Price; in connection with any conversion upon satisfaction of such Trading Price condition, the Trustee shall have no obligation to determine the Trading Price unless the Issuer has requested such determination; and the Issuer shall have no obligation to make such request unless the Holder provides reasonable evidence that the Trading Price would be less than 95% of the product of the sale price of Common Stock and the then applicable Conversion Rate; at which time, the Issuer shall instruct the Trustee to determine the Trading Price beginning on the next Trading Day and on each successive Trading Day until the Trading Price is greater than or equal to 95% of the product of the sale price of Common Stock and the then applicable Conversion Rate;

         (c) in the event that the Issuer calls the 2023 Notes for redemption, at any time prior to the close of business on the second Business Day immediately preceding the redemption date;

         (d) the Issuer becomes a party to a consolidation, merger or binding share exchange pursuant to which the Common Stock would be converted into cash or property (other than securities), in which case a Holder may surrender 2023 Notes for conversion at any time from and after the date which is 15 days prior to the anticipated effective date for the transaction until 15 days after the actual effective date of such transaction; or

         (e) the Issuer elects to (i) distribute to all holders of Common Stock assets, debt securities or rights to purchase securities of the Issuer, which distribution has a per share value as determined by the Board of Directors exceeding 15% of the Last Reported Sale Price of a share of Common Stock on the Trading Day immediately preceding the declaration date for such distribution, or (ii) distribute to all holders of Common Stock rights entitling them to purchase, for a period expiring within 60 days after the date of such distribution, shares of Common Stock at less than the Last Reported Sale Price of Common Stock on the Trading Day immediately preceding the declaration date of the distribution. In the case of the foregoing clauses (i) and (ii), the Issuer must notify the Holders at least 20 Business Days immediately prior to the ex date for such distribution. Once the Issuer has given such notice, Holders may surrender their 2023 Notes for conversion at any time thereafter until the earlier of the close of business on the Business Day immediately prior to the ex date or the Issuer's announcement that such distribution will not take place; provided, however, that a Holder may not exercise this right to convert if the Holder may participate in the distribution without conversion. As used herein, the term "ex date," when used with respect to any issuance or distribution, shall mean the first date on which the Common Stock trades regular way on such exchange or in such market without the right to receive such issuance or distribution.

         If the Issuer engages in certain reclassifications of its Common Stock or is a party to a consolidation, merger, binding share exchange or transfer of all or substantially all of its assets pursuant to which Common Stock is converted into cash, securities or other property, then, at the effective time of the transaction, the right to convert a 2023 Note into Common Stock will be changed into a right to convert a 2023 Note into the kind and amount of cash, securities or other property which the Holder would have received if the Holder had converted its 2023 Notes immediately prior to the transaction. If the Issuer engages in any transaction described in the preceding sentence, the Conversion Rate will not be adjusted. If the transaction also constitutes a Fundamental Change, a Holder can require the Issuer to purchase all or a portion of its 2023 Notes as described in the Indenture.

         2023 Notes in respect of which a Holder has delivered a notice of exercise of the option to require the Issuer to purchase such 2023 Notes pursuant to Article VII or Article XIII of the Indenture may be converted only if the notice of exercise is withdrawn in accordance with the terms of the Indenture.

         The initial Conversion Rate is 93.7137 shares of Common Stock per $1,000 principal amount, subject to adjustment in certain events described in the Indenture. The Issuer shall deliver cash or a check in lieu of any fractional share of Common Stock.

         Holders of 2023 Notes at the close of business on a Record Date will receive payment of interest, payable on the corresponding Interest Payment Date notwithstanding the conversion of such 2023 Notes at any time after the close of business on such Record Date. 2023 Notes surrendered for conversion by a Holder during the period from the close of business on any Record Date to the opening of business on the immediately following Interest Payment Date must be accompanied by payment of an amount equal to the interest that the Holder is to receive on the 2023 Notes; provided, however, that no such payment need be made if (1) the Issuer has specified a redemption date that is after a Record Date and on or prior to the immediately following Interest Payment Date, (2) the Issuer has specified a Purchase Date following a Fundamental Change that is during such period or (3) any overdue interest exists at the time of conversion with respect to such 2023 Notes to the extent of such overdue interest. The Holders of the 2023 Notes and any Common Stock issuable upon conversion thereof will continue to be entitled to receive Additional Amounts in accordance with the Registration Rights Agreement.

         To convert the 2023 Notes a Holder must (i) complete and manually sign the irrevocable conversion notice on the back of the 2023 Notes (or complete and manually sign a facsimile of such notice) and deliver such notice to the Conversion Agent at the office maintained by the Conversion Agent for such purpose, (ii) surrender the 2023 Notes to the Conversion Agent, (iii) furnish appropriate endorsements and transfer documents if required by the Conversion Agent, the Issuer or the Trustee and (iv) pay any transfer or similar tax, if required.

         A Holder may convert a portion of the 2023 Notes only if the principal amount of such portion is $1,000 or a multiple of $1,000. No payment or adjustment shall be made for dividends on the Common Stock except as provided in the Indenture. On conversion of the 2023 Notes, that portion of accrued and unpaid interest attributable to the period from the Original Issue Date to the Conversion Date shall be deemed canceled, extinguished or forfeited rather than paid in full to the Holder thereof through the delivery of the Common Stock (together with any cash payment in lieu of fractional shares) in exchange for the portion of the 2023 Notes being converted pursuant to the terms hereof; and the Fair Market Value of such shares of Common Stock (together with any such cash payment in lieu of fractional shares) shall be treated as issued, to the extent thereof, first in exchange for interest accrued and unpaid through the Conversion Date, and the balance, if any, of such Fair Market Value of such Common Stock (and any such cash payment) shall be treated as issued in exchange for the principal amount of the 2023 Notes being converted pursuant to the provisions hereof. Notwithstanding the conversion of any 2023 Notes, the Holders of the 2023 Notes and any Common Stock issuable upon conversion thereof will continue to be entitled to receive Additional Amounts in accordance with the Registration Rights Agreement.

         If an Event of Default with respect to this 2023 Note shall occur and be continuing, the principal of this 2023 Note may be declared due and payable in the manner and with the effect provided in the Indenture.

         In any case where any Interest Payment Date, redemption date, repurchase date, Stated Maturity or Maturity of any 2023 Note shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of the Indenture or this 2023 Note) payment of interest or principal (and premium, if any) need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date, repurchase date or at the Stated Maturity or Maturity; provided that no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date, redemption date, repurchase date, Stated Maturity or Maturity, as the case may be, to such Business Day.

         The Trustee and the Paying Agent shall return to the Issuer upon written request any money or property held by them for the payment of any amount with respect to the 2023 Notes that remains unclaimed for two years, provided, however, that the Trustee or such Paying Agent, before being required to make any such return, shall at the expense of the Issuer cause to be published once in a newspaper of general circulation in The City of New York or mail to each such Holder notice that such money or property remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication or mailing, any unclaimed money or property then remaining shall be returned to the Issuer. After return to the Issuer, Holders entitled to the money or property must look to the Issuer for payment as general creditors unless an applicable abandoned property law designates another Person.

         The Indenture contains provisions for defeasance at any time of (i) the entire indebtedness of this 2023 Note or (ii) certain restrictive covenants and Events of Default with respect to this 2023 Note, in each case upon compliance with certain conditions set forth therein.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of all outstanding 2023 Notes under the Indenture at any time by the Issuer and the Trustee with the consent of the Holders of not less than a majority in principal amount of Securities of all series then outstanding and affected (voting as one class).

         The Indenture permits the Holders of not less than a majority in principal amount of Securities of all series at the time outstanding with respect to which a default shall have occurred and be continuing (voting as one class) to waive on behalf of the Holders of all outstanding Securities of such series any past default by the Issuer, provided that no such waiver may be made with respect to a default in the payment of the principal of or the interest on any Security of such series or the default by the Issuer in respect of certain covenants or provisions of the Indenture, the modification or amendment of which must be consented to by the Holder of each outstanding Security of each series affected.

         As set forth in, and subject to, the provisions of the Indenture, no Holder of any 2023 Note will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default, the Holders of not less than 25% in principal amount of the outstanding Securities of each affected series (voting as one class) shall have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as trustee, and the Trustee shall not have received from the Holders of a majority in principal amount of the outstanding Securities of each affected series (voting as one class) a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days; provided, however, that such limitations do not apply to a suit instituted by the Holder hereof for the enforcement of payment of the principal of (and premium, if any) or any interest on this 2023 Note on or after the respective due dates expressed herein.

         No reference herein to the Indenture and no provision of this 2023 Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and any premium and interest on this 2023 Note at the times, place and rate, and in the coin or currency, herein prescribed.

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this 2023 Note is registrable in the Security Register, upon surrender of this 2023 Note for registration of transfer at the office or agency of the Issuer in any place where the principal of and any premium and interest on this 2023 Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new 2023 Notes of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

         The 2023 Notes are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, 2023 Notes are exchangeable for a like aggregate principal amount of 2023 Notes and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

         No service charge shall be made for any such registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         In the event of any redemption or purchase in part, the Issuer shall not be required to (i) issue, exchange or register the transfer of this 2023 Note for a period of 15 days next preceding the mailing of the notice of redemption of 2023 Notes or (ii) exchange or register the transfer of any 2023 Note or any portion thereof selected, called or being called for redemption, except in the case of any 2023 Note to be redeemed in part, the portion thereof not so to be redeemed.

         Prior to due presentment of this 2023 Note for registration of transfer, the Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the Person in whose name this 2023 Note is registered as the owner hereof for all purposes, whether or not this 2023 Note be overdue, and neither the Issuer, the Trustee nor any such agent shall be affected by notice to the contrary.

         The Issuer will be responsible for making all calculations called for under the 2023 Notes. These calculations include, but are not limited to, determination of the market prices for the Common Stock, accrued interest payable on the 2023 Notes and Conversion Price of the 2023 Notes. The Issuer will make these calculations in good faith and, absent manifest error, these calculations will be final and binding on the Holders. The Issuer will provide to each of the Trustee and the Conversion Agent a schedule of its calculations, and each of the Trustee and the Conversion Agent is entitled to rely upon the accuracy of such calculations without independent verification. The Trustee will forward the Issuer's calculations to any Holder upon the request of such Holder.

         All terms used in this 2023 Note without definition which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                            FORM OF CONVERSION NOTICE

To: CMS Energy Corporation

The undersigned registered holder of this 2023 Note hereby exercises the option to convert this 2023 Note, or portion hereof (which is $1,000 principal amount or an integral multiple thereof) designated below, for shares of Common Stock of CMS Energy Corporation in accordance with the terms of the Indenture referred to in this 2023 Note, and directs that the shares, if any, issuable and deliverable upon such conversion, together with any check for cash deliverable upon such conversion, and any 2023 Notes representing any unconverted principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If shares or any portion of this 2023 Note not converted are to be issued in the name of a Person other than the undersigned, the undersigned shall pay all transfer taxes payable with respect thereto.

         This notice shall be deemed to be an irrevocable exercise of the option to convert this 2023 Note.

Dated:
                                              __________________________________
                                              __________________________________
                                                         Signature(s)

                                    Signature(s) must be guaranteed by a
                                    commercial bank or trust company or a member firm of a major stock exchange if shares of Common Stock are to be issued, or 2023 Notes to be delivered, other than to or in the name of the registered holder.


                                              __________________________________
                                                      Signature Guarantee

Fill in for registration of shares
if to be delivered, and 2023 Notes
if to be issued other than to and
in the name of registered holder:

____________________________                  Principal amount to be purchased
(Name)                                        (if less than all):


____________________________
(Street Address)                              $______,000

____________________________
(City, state and zip code)                    Social Security or other taxpayer
                                              number

Please print name and address

         SECTION 2.05. Form of Trustee's Certificate of Authentication. The Trustee's certificates of authentication shall be in substantially the following form:

         This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.


                                              BANK ONE TRUST COMPANY, N.A.,
                                              as Trustee


                                              By__________________________
                                                Authorized Officer

                                   ARTICLE III

                       PURCHASE UPON A FUNDAMENTAL CHANGE

     SECTION 3.01. Purchase at the Option of the Holder Upon a Fundamental Change. If a Fundamental Change shall occur at any time prior to July 15, 2008, each Holder shall have the right, at such Holder's option, to require the Issuer to purchase any or all of such Holder's 2023 Notes for cash or a check on the date that is no earlier than 60 days nor later than 90 days after the date of the Issuer Notice of the occurrence of such Fundamental Change (subject to extension to comply with applicable law, as provided in Section 5.04) (the "Fundamental Change Purchase Date"). The 2023 Notes shall be repurchased in integral multiples of $1,000 of the principal amount. The Issuer shall purchase such 2023 Notes at a price (the "Fundamental Change Purchase Price") equal to 100% of the principal amount of the Notes to be purchased plus accrued and unpaid interest, including Additional Amounts, if any, to the Fundamental Change Purchase Date. No 2023 Notes may be purchased at the option of the Holders upon a Fundamental Change if there has occurred and is continuing an Event of Default (other than an Event of Default that is cured by the payment of the Fundamental Change Purchase Price of the 2023 Notes).

         SECTION 3.02. Notice of Fundamental Change. The Issuer, or at its request (which must be received by the Paying Agent at least three Business Days (or such lesser period as agreed to by the Paying Agent) prior to the date the Paying Agent is requested to give such notice as described below), the Paying Agent, in the name of and at the expense of the Issuer, shall mail to all Holders and the Trustee and the Paying Agent an Issuer Notice of the occurrence of a Fundamental Change and of the purchase right arising as a result thereof, including the information required by Section 5.01 hereof, on or before the 30th day after the occurrence of such Fundamental Change.

         SECTION 3.03. Exercise of Option. For a 2023 Note to be so purchased at the option of the Holder, the Paying Agent must receive such 2023 Note duly endorsed for transfer, together with a written notice of purchase in the form attached hereto as Exhibit A (a "Fundamental Change Purchase Notice") and the form entitled "Form of Fundamental Change Purchase Notice" on the reverse thereof duly completed, on or before the 30th day prior to the occurrence of such Fundamental Change, subject to extension to comply with applicable law. The Fundamental Change Purchase Notice shall state:

         (a) if certificated, the certificate numbers of the 2023 Notes which the Holder shall deliver to be purchased, or, if not certificated, the Fundamental Change Purchase Notice must comply with appropriate Depositary procedures;

         (b) the portion of the principal amount of the 2023 Notes which the Holder shall deliver to be purchased, which portion must be $1,000 in principal amount or an integral multiple thereof; and

         (c) that such 2023 Notes shall be purchased as of the Fundamental Change Purchase Date pursuant to the terms and conditions specified in the 2023 Notes and in this Thirteenth Supplemental Indenture.

         SECTION 3.04. Procedures. The Issuer shall purchase from a Holder, pursuant to this Article III, 2023 Notes if the principal amount of such 2023 Notes is $1,000 or a multiple of $1,000 if so requested by such Holder.

         Any purchase by the Issuer contemplated pursuant to the provisions of this Article III shall be consummated by the delivery of the Fundamental Change Purchase Price to be received by the Holder promptly following the later of the Fundamental Change Purchase Date or the time of book-entry transfer or delivery of the 2023 Notes.

         Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Fundamental Change Purchase Notice contemplated by
Section 3.03 hereof shall have the right at any time prior to the close of business on the Business Day prior to the Fundamental Change Purchase Date to withdraw such Fundamental Change Purchase Notice (in whole or in part) by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 5.02 hereof.

         The Paying Agent shall promptly notify the Issuer of the receipt by it of any Fundamental Change Purchase Notice or written notice of withdrawal thereof.

         On or before 10:00 a.m. (New York City time) on the Fundamental Change Purchase Date, the Issuer shall deposit with the Paying Agent (or if the Issuer or an Affiliate of the Issuer is acting as the Paying Agent, shall segregate and hold in trust) money sufficient to pay the aggregate Fundamental Change Purchase Price of the 2023 Notes to be purchased pursuant to this Article III. Payment by the Paying Agent of the Fundamental Change Purchase Price for such 2023 Notes shall be made promptly following the later of the Fundamental Change Purchase Date or the time of book-entry transfer or delivery of such 2023 Notes. If the Paying Agent holds, in accordance with the terms of the Indenture, money sufficient to pay the Fundamental Change Purchase Price of such 2023 Notes on the Business Day following the Fundamental Change Purchase Date, then, on and after such date, such 2023 Notes shall cease to be outstanding and interest (including Additional Amounts, if any) on such 2023 Notes shall cease to accrue, whether or not book-entry transfer of such 2023 Notes is made or such 2023 Notes are delivered to the Paying Agent, and all other rights of the Holder shall terminate (other than the right to receive the Fundamental Change Purchase Price upon delivery or transfer of the 2023 Notes). Nothing herein shall preclude any withholding tax required by law.

         The Issuer shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of the Fundamental Change Purchase Price and shall notify the Trustee of any default by the Issuer in making any such payment. If the Issuer or an Affiliate of the Issuer acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Issuer at any time may require a Paying Agent to deliver all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent.

Upon doing so, the Paying Agent shall have no further liability for the cash delivered to the Trustee.

         All questions as to the validity, eligibility (including time of receipt) and acceptance of any 2023 Notes for redemption shall be determined by the Issuer, whose determination shall be final and binding.

                                   ARTICLE IV

                                OPTIONAL PURCHASE

         SECTION 4.01 Purchase of 2023 Notes by the Issuer at the Option of the Holder.

         (a) On each of July 15, 2008, July 15, 2013 and July 15, 2018 (each, a "Purchase Date"), Holders shall have the option to require the Issuer to purchase any 2023 Notes at the Purchase Price specified in the 2023 Notes, upon:

                  (i) delivery to the Paying Agent by the Holder of a written notice of purchase in the form attached hereto as Exhibit B (a "Purchase Notice") at any time from the opening of business on the date that is 20 Business Days prior to a Purchase Date until the close of business on the fifth Business Day prior to such Purchase Date, stating:

                           (A) if certificated, the certificate numbers of the 2023 Notes which the Holder will deliver to be purchased, or, if not certificated, the Purchase Notice must comply with appropriate Depositary procedures;

                           (B) the portion of the principal amount of the 2023 Notes which the Holder will deliver to be purchased, which portion must be $1,000 in principal amount or an integral multiple thereof; and

                           (C) that such 2023 Notes shall be purchased as of the Purchase Date pursuant to the terms and conditions specified in the 2023 Notes and in this Thirteenth Supplemental Indenture; and

                  (ii) delivery or book-entry transfer of such 2023 Notes to the Paying Agent prior to, on or after the Purchase Date (together with all necessary endorsements) at the offices of the Paying Agent, such delivery or transfer being a condition to receipt by the Holder of the Purchase Price therefor; provided, however, that such Purchase Price shall be so paid pursuant to this Section 4.01 only if the 2023 Notes so delivered or transferred to the Paying Agent shall conform in all respects to the description thereof in the related Purchase Notice.

         (b) The Issuer shall purchase from a Holder, pursuant to the terms of this Section 4.01, 2023 Notes if the principal amount of such 2023 Notes is $1,000 or a multiple of $1,000 if so requested by such Holder.

         (c) Any purchase by the Issuer contemplated pursuant to the provisions of this Section 4.01 shall be consummated by the delivery of the Purchase Price to be received by the Holder promptly following the later of the Purchase Date or the time of book-entry transfer or delivery of the 2023 Notes.

         (d) Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Purchase Notice contemplated by this
         Section 4.01 shall have the right at any time prior to the close of business on the Business Day prior to the Purchase Date to withdraw such Purchase Notice (in whole or in part) by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section
         5.02 hereof.

         (e) The Paying Agent shall promptly notify the Issuer of the receipt by it of any Purchase Notice or written notice of withdrawal thereof.

         (f) On or before 10:00 a.m. (New York City time) on the Purchase Date, the Issuer shall deposit with the Paying Agent (or if the Issuer or an Affiliate of the Issuer is acting as the Paying Agent, shall segregate and hold in trust) money sufficient to pay the aggregate Purchase Price of the 2023 Notes to be purchased pursuant to this Section 4.01. Payment by the Paying Agent of the Purchase Price for such Notes shall be made promptly following the later of the Purchase Date or the time of book-entry transfer or delivery of such 2023 Notes. If the Paying Agent holds, in accordance with the terms of the Indenture, money sufficient to pay the Purchase Price of such 2023 Notes on the Business Day following the Purchase Date, then, on and after such date, such 2023 Notes shall cease to be outstanding and interest (including Additional Amounts, if any) on such 2023 Notes shall cease to accrue, whether or not book-entry transfer of such 2023 Notes is made or such 2023 Notes are delivered to the Paying Agent, and all other rights of the Holder shall terminate (other than the right to receive the Purchase Price upon delivery or transfer of the 2023 Notes).

         (g) The Issuer shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of the Purchase Price and shall notify the Trustee of any default by the Issuer in making any such payment. If the Issuer or an Affiliate of the Issuer acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Issuer at any time may require a Paying Agent to deliver all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon doing so, the Paying Agent shall have no further liability for the cash delivered to the Trustee.

                                    ARTICLE V

          CONDITIONS AND PROCEDURES FOR PURCHASES AT OPTION OF HOLDERS

         SECTION 5.01. Notice of Purchase Date or Fundamental Change. The Issuer shall send notices (each, an "Issuer Notice") to the Holders (and to beneficial owners as required by applicable law) at their addresses shown in the Security Register maintained by the Security

Registrar, and delivered to the Trustee and Paying Agent, not less than 20 Business Days prior to each Purchase Date, or on or before the 30th day after the occurrence of the Fundamental Change, as the case may be (each such date of delivery, an "Issuer Notice Date"). Each Issuer Notice shall include a form of Purchase Notice or Fundamental Change Purchase Notice to be completed by a Holder and shall state:

         (a) the applicable Purchase Price or Fundamental Change Purchase Price, excluding accrued and unpaid interest, Conversion Rate at the time of such notice (and any adjustments to the Conversion Rate) and, to the extent known at the time of such notice, the amount of interest (including Additional Amounts, if any), if any, that will be payable with respect to the 2023 Notes on the applicable Purchase Date or Fundamental Change Purchase Date;

         (b) if the notice relates to a Fundamental Change, the events causing the Fundamental Change and the date of the Fundamental Change;

         (c) the Purchase Date or Fundamental Change Purchase Date;

         (d) the last date on which a Holder may exercise its purchase right;

         (e) the name and address of the Paying Agent and the Conversion Agent;

         (f) that 2023 Notes must be surrendered to the Paying Agent to collect payment of the Purchase Price or Fundamental Change Purchase Price;

         (g) that 2023 Notes as to which a Purchase Notice or Fundamental Change Purchase Notice has been given may be converted only if the applicable Purchase Notice or Fundamental Change Purchase Notice has been withdrawn in accordance with the terms of this Thirteenth Supplemental Indenture;

         (h) that the Purchase Price or Fundamental Change Purchase Price for any 2023 Notes as to which a Purchase Notice or a Fundamental Change Purchase Notice, as applicable, has been given and not withdrawn shall be paid by the Paying Agent promptly following the later of the Purchase Date or Fundamental Change Purchase Date, as applicable, or the time of book-entry transfer or delivery of such 2023 Notes;

         (i) the procedures the Holder must follow under Article III or Article IV hereof, as applicable, and Article V hereof;

         (j) briefly, the conversion rights of the 2023 Notes;

         (k) that, unless the Issuer defaults in making payment of such Purchase Price or Fundamental Change Purchase Price on 2023 Notes covered by any Purchase Notice or Fundamental Change Purchase Notice, as applicable, interest (including Additional Amounts, if any) will cease to accrue on and after the Purchase Date or Fundamental Change Purchase Date, as applicable;

         (l) the CUSIP or ISIN number of the 2023 Notes; and

         (m) the procedures for withdrawing a Purchase Notice or Fundamental Change Purchase Notice.

         In connection with providing such Issuer Notice, the Issuer will issue a press release and publish a notice containing the information in such Issuer Notice in a newspaper of general circulation in The City of New York or publish such information on the Issuer's then existing Web site or through such other public medium as the Issuer may use at the time.

         At the Issuer's request, made at least five Business Days prior to the date upon which such notice is to be mailed, and at the Issuer's expense, the Paying Agent shall give the Issuer Notice in the Issuer's name; provided, however, that, in all cases, the text of the Issuer Notice shall be prepared by the Issuer.

         SECTION 5.02. Effect of Purchase Notice or Fundamental Change Purchase Notice; Effect of Event of Default. Upon receipt by the Issuer of the Purchase Notice or Fundamental Change Purchase Notice specified in Section 4.01 or
Section 3.03 hereof, as applicable, the Holder of the 2023 Notes in respect of which such Purchase Notice or Fundamental Change Purchase Notice, as the case may be, was given shall (unless such Purchase Notice or Fundamental Change Purchase Notice is withdrawn as specified in the following two paragraphs) thereafter be entitled to receive solely the Purchase Price or Fundamental Change Purchase Price with respect to such 2023 Notes. Such Purchase Price or Fundamental Change Purchase Price shall be paid by the Paying Agent to such Holder promptly following the later of (x) the Purchase Date or the Fundamental Change Purchase Date, as the case may be, with respect to such 2023 Notes (provided the conditions in Section 4.01 or Section 3.03 hereof, as applicable, have been satisfied) and (y) the time of delivery or book-entry transfer of such 2023 Notes to the Paying Agent by the Holder thereof in the manner required by
Section 4.01 or Section 3.03 hereof, as applicable. 2023 Notes in respect of which a Purchase Notice or Fundamental Change Purchase Notice, as the case may be, has been given by the Holder thereof may not be converted for shares of Common Stock on or after the date of the delivery of such Purchase Notice or Fundamental Change Purchase Notice, as the case may be, unless such Purchase Notice or Fundamental Change Purchase Notice, as the case may be, has first been validly withdrawn as specified in the following two paragraphs.

         A Purchase Notice or Fundamental Change Purchase Notice, as the case may be, may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent at any time prior to 5:00 p.m. New York City time on the Business Day prior to the Purchase Date or the Fundamental Change Purchase Date, as the case may be, to which it relates specifying:

         (a) if certificated, the certificate number of the 2023 Notes in respect of which such notice of withdrawal is being submitted, or, if not certificated, the written notice of withdrawal must comply with appropriate Depositary procedures;

         (b) the principal amount of the 2023 Notes with respect to which such notice of withdrawal is being submitted; and

         (c) the principal amount, if any, of such 2023 Notes which remains subject to the original Purchase Notice or Fundamental Change Purchase Notice, as the case may be, and which has been or shall be delivered for purchase by the Issuer.

         There shall be no purchase of any 2023 Notes pursuant to Article III or
Article IV hereof if an Event of Default has occurred and is continuing (other than a default that is cured by the payment of the Purchase Price or Fundamental Change Purchase Price, as the case may be). The Paying Agent shall promptly return to the respective Holders thereof any 2023 Notes (x) with respect to which a Purchase Notice or Fundamental Change Purchase Notice, as the case may be, has been withdrawn in compliance with this Thirteenth Supplemental Indenture, or (y) held by it during the continuance of an Event of Default (other than a default that is cured by the payment of the Purchase Price or Fundamental Change Purchase Price, as the case may be) in which case, upon such return, the Purchase Notice or Fundamental Change Purchase Notice with respect thereto shall be deemed to have been withdrawn.

         SECTION 5.03. 2023 Notes Purchased in Part. Any 2023 Notes that are to be purchased only in part shall be surrendered at the office of the Paying Agent (with, if the Issuer or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Issuer and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing) and the Issuer shall execute and the Trustee or the Authenticating Agent shall authenticate and deliver to the Holder of such 2023 Notes, without service charge, a new 2023 Note or 2023 Notes, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the 2023 Notes so surrendered which is not purchased or redeemed.

         SECTION 5.04. Covenant to Comply with Securities Laws Upon Purchase of 2023 Notes. In connection with any offer to purchase 2023 Notes under Article III or Article IV hereof, the Issuer shall, to the extent applicable: (a) comply with Rules 13e-4 and 14e-1 (and any successor provisions thereto) under the Exchange Act, if applicable; (b) file the related Schedule TO (or any successor schedule, form or report) under the Exchange Act, if applicable; and (c) otherwise comply with all applicable federal and state securities laws so as to permit the rights and obligations under Article III or Article IV hereof to be exercised in the time and in the manner specified in Article III or Article IV hereof.

         SECTION 5.05. Repayment to the Issuer. The Trustee and the Paying Agent shall return to the Issuer any cash or property that remains unclaimed as provided in the 2023 Notes, together with interest that the Trustee or Paying Agent, as the case may be, has agreed to pay, if any, held by them for the payment of a Purchase Price or Fundamental Change Purchase Price, as the case may be; provided, however, that to the extent that the aggregate amount of cash or property deposited by the Issuer pursuant to Section 4.01(f) or Section 3.04 hereof, as applicable, exceeds the aggregate Purchase Price or Fundamental Change Purchase Price, as the case may be, of the 2023 Notes or portions thereof which the Issuer is obligated to purchase as of the Purchase Date or Fundamental Change Purchase Date, as the case may be, then promptly on and after the

Business Day following the Purchase Date or Fundamental Change Purchase Date, as the case may be, the Trustee and the Paying Agent shall return any such excess to the Issuer together with interest that the Trustee or Paying Agent, as the case may be, has agreed to pay, if any.

         SECTION 5.06. Officers' Certificate. At least five Business Days before the Issuer Notice Date, the Issuer shall deliver an Officers' Certificate to the Trustee (provided, that, at the Issuer's option, the matters to be addressed in such Officers' Certificate may be divided among two such certificates) specifying:

         (a) the manner of payment selected by the Issuer; and

         (b) whether the Issuer desires the Trustee to give the Issuer Notice required by Section 5.01 hereof.

                                   ARTICLE VI

                            CONVERSION OF 2023 NOTES

         SECTION 6.01. Right to Convert. A Holder may convert its 2023 Notes for Common Stock at any time during which the conditions stated in the 2023 Notes are met. The number of shares of Common Stock issuable upon conversion of a 2023 Note per $1,000 principal amount (the "Conversion Rate") shall be that set forth in the 2023 Notes, subject to adjustment as herein set forth. The initial Conversion Rate is 93.7137 shares of Common Stock issuable upon conversion of a 2023 Note per $1,000 principal amount.

         A Holder may convert a portion of the principal amount of 2023 Notes if the portion is $1,000 or a multiple of $1,000.

         SECTION 6.02. Conversion Procedures. To convert 2023 Notes, a Holder must satisfy the requirements in this Section 6.02 and in the 2023 Notes. The date on which the Holder satisfies all those requirements is the conversion date (the "Conversion Date"). As soon as practicable, but in no event later than the fifth Business Day following the Conversion Date, the Issuer shall deliver to the Holder, through the Conversion Agent, a certificate for the number of full shares of Common Stock issuable upon the conversion and cash or a check in lieu of any fractional share determined pursuant to Section 6.03 hereof. The Person in whose name the certificate is registered shall be treated as a stockholder of record on and after the Conversion Date; provided, however, that no surrender of 2023 Notes on any date when the stock transfer books of the Issuer shall be closed shall be effective to constitute the Person or Persons entitled to receive the shares of Common Stock upon such conversion as the record holder or holders of such shares of Common Stock on such date, but such surrender shall be effective to constitute the Person or Persons entitled to receive such shares of Common Stock as the record holder or holders thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open; such conversion shall be at the Conversion Rate in effect on the date that such 2023 Notes shall have been surrendered for conversion, as if the stock transfer books of the Issuer had not been closed. Upon conversion of 2023 Notes, such Person shall no longer be a Holder of such 2023 Notes.

         No payment or adjustment shall be made for dividends on or other distributions with respect to any Common Stock except as provided in Section
6.06 hereof or as otherwise provided in this Indenture.

         On conversion of 2023 Notes, that portion of accrued interest with respect to the converted 2023 Notes shall not be canceled, extinguished or forfeited, but rather shall be deemed to be paid in full to the Holder thereof through delivery of the Common Stock (together with the cash or check payment, if any, in lieu of fractional shares) in exchange for the 2023 Notes being converted pursuant to the provisions hereof, and the Fair Market Value of such shares of Common Stock (together with any such cash or check payment in lieu of fractional shares) shall be treated as issued, to the extent thereof, first in exchange for interest accrued and unpaid through the Conversion Date, and the balance, if any, of such Fair Market Value of such Common Stock (and any such cash or check payment) shall be treated as issued in exchange for the principal amount of the 2023 Notes being converted pursuant to the provisions hereof. Notwithstanding conversion of any 2023 Notes, the Holders of the 2023 Notes and any Common Stock issuable upon conversion thereof will continue to be entitled to receive Additional Amounts in accordance with the Registration Rights Agreement.

         If a Holder converts more than one 2023 Note at the same time, the number of shares of Common Stock issuable upon the conversion shall be based on the total principal amount of the 2023 Notes converted.

         Upon surrender of a 2023 Note that is converted in part, the Issuer shall execute, and the Trustee or the Authenticating Agent shall authenticate and deliver to the Holder, a new 2023 Note in an authorized denomination equal in principal amount to the unconverted portion of the 2023 Note surrendered.

         If the last day on which 2023 Notes may be converted is a legal holiday in a place where a Conversion Agent is located, the 2023 Notes may be surrendered to that Conversion Agent on the next succeeding day that it is not a legal holiday.

         SECTION 6.03. Cash or Check Payments in Lieu of Fractional Shares. The Issuer shall not issue a fractional share of Common Stock upon conversion of 2023 Notes. Instead the Issuer shall deliver cash (or Issuer's check) for the current market value of the fractional share. The current market value of a fractional share shall be determined to the nearest 1/10,000th of a share by multiplying the Last Reported Sale Price of a full share of Common Stock on the Trading Day immediately preceding the Conversion Date by the fractional amount and rounding the product to the nearest whole cent.

         SECTION 6.04. Taxes on Conversion. If a Holder converts 2023 Notes, the Issuer shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock upon the conversion. However, the Holder shall pay any such tax which is due because the Holder requests the shares to be issued in a name other than the Holder's name. The Conversion Agent may refuse to deliver the certificates representing the Common Stock being issued in a name other than the Holder's name until the Conversion Agent receives a sum sufficient to pay any tax which shall be due because the shares are to be issued in a name other than the Holder's name. Nothing herein shall preclude any withholding tax required by law.

         SECTION 6.05. Covenants of the Issuer. The Issuer shall, prior to issuance of any 2023 Notes hereunder, and from time to time as may be necessary, reserve out of its authorized but unissued Common Stock a sufficient number of shares of Common Stock to permit the conversion of the 2023 Notes.

         All shares of Common Stock delivered upon conversion of the 2023 Notes shall be newly issued shares or treasury shares, shall be duly and validly issued and fully paid and nonassessable and shall be free from preemptive rights and free of any lien or adverse claim.

         The Issuer shall endeavor promptly to comply with all federal and state securities laws regulating the order and delivery of shares of Common Stock upon the conversion of 2023 Notes, if any, and shall cause to have listed or quoted all such shares of Common Stock on each United States national securities exchange or over-the-counter or other domestic market on which the Common Stock is then listed or quoted.

         SECTION 6.06. Adjustments to Conversion Rate. The Conversion Rate shall be adjusted from time to time, without duplication, as follows:

         (a) In case the Issuer shall: (i) pay a dividend, or make a distribution, exclusively in shares of its capital stock, on the Common Stock; (ii) subdivide its outstanding Common Stock into a greater number of shares; (iii) combine its outstanding Common Stock into a smaller number of shares; or (iv) reclassify its Common Stock, the Conversion Rate in effect immediately prior to the record date or effective date, as the case may be, for the adjustment pursuant to this
         Section 6.06(a) as described below, shall be adjusted so that the Holder of any 2023 Notes thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock of the Issuer which such Holder would have owned or have been entitled to receive after the happening of any of the events described above had such 2023 Notes been converted immediately prior to such record date or effective date, as the case may be. An adjustment made pursuant to this Section 6.06(a) shall become effective immediately after the applicable record date in the case of a dividend or distribution and shall become effective immediately after the applicable effective date in the case of subdivision, combination or reclassification of the Issuer's Common Stock. If any dividend or distribution of the type described in clause
         (i) above is not so paid or made, the Conversion Rate shall again be adjusted to the Conversion Rate which would then be in effect if such dividend or distribution had not been declared.

         (b) In case the Issuer shall issue rights or warrants to all holders of the Common Stock entitling them (for a period expiring within 60 days after the date of issuance of such rights or warrants) to subscribe for or purchase Common Stock at a price per share less than the Market Price per share of Common Stock on the record date fixed for determination of shareholders entitled to receive such rights or warrants, the Conversion Rate in effect immediately after such record date shall be adjusted so that the same shall equal the Conversion Rate determined by multiplying the Conversion Rate in effect immediately after such record date by a fraction of which (i) the numerator shall be the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock offered for subscription or purchase, and (ii) the denominator shall be the number of shares of Common Stock outstanding on such record date plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at the Market Price per share of Common Stock on the earlier of such record date or the Trading Day immediately preceding the ex date for such issuance of rights or warrants. Such adjustment shall be made successively whenever any such rights or warrants are issued, and shall become effective immediately after the opening of business on the day following the record date for the determination of shareholders entitled to receive such rights or warrants. To the extent that shares of Common Stock are not delivered after the expiration of such rights or warrants, the Conversion Rate shall be readjusted to the Conversion Rate which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights or warrants are not so issued, the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if such record date for the determination of shareholders entitled to receive such rights or warrants had not been fixed. In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than such Market Price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Issuer for such rights or warrants, the value of such consideration, if other than cash, to be determined by the Board of Directors.

         (c) In case the Issuer shall, by dividend or otherwise, distribute to all holders of Common Stock any assets, debt securities or rights or warrants to purchase any of its securities (excluding (i) any dividend, distribution or issuance covered by those referred to in Section 6.06(a) or Section 6.06(b) hereof and (ii) any dividend or distribution paid exclusively in cash) (any of the foregoing hereinafter in this
         Section 6.06(c) called the "Distributed Assets or Securities") in an aggregate amount per share of Common Stock that, combined together with the aggregate amount of any other such distributions to all holders of its Common Stock made within the 12 months preceding the date of payment of such distribution, and in respect of which no adjustment pursuant to this Section 6.06(c) has been made, exceeds 15% of the Market Price on the Trading Day immediately preceding the declaration of such distribution, then the Conversion Rate shall be adjusted so that the same shall equal the Conversion Rate determined by multiplying the Conversion Rate in effect immediately prior to the close of business on the record date mentioned below by a fraction of which (A) the numerator shall be the Market Price per share of the Common Stock on the earlier of such record date or the Trading Day immediately preceding the ex date for such dividend or distribution, and (B) the denominator shall be (1) the Market Price per share of the Common Stock on the earlier of such record date or the Trading Day immediately preceding the ex date for such dividend or distribution less (2) the Fair Market Value on the earlier of such record date or the Trading Day immediately preceding the ex date for such dividend or distribution (as determined by the Board of Directors, whose determination shall be conclusive, and described in a certificate filed with the Trustee and the Paying Agent) of the Distributed

         Assets or Securities so distributed applicable to one share of Common Stock. Such adjustment shall become effective immediately after the record date for the determination of shareholders entitled to receive such distribution; provided, however, that, if (i) the Fair Market Value of the portion of the Distributed Assets or Securities so distributed applicable to one share of Common Stock is equal to or greater than the Market Price of the Common Stock on the record date for the determination of shareholders entitled to receive such distribution or (ii) the Market Price of the Common Stock on the record date for the determination of shareholders entitled to receive such distribution is greater than the Fair Market Value per share of such Distributed Assets or Securities by less than $1.00, then, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive upon conversion, in addition to the shares of Common Stock, the kind and amount of assets, debt securities, or rights or warrants comprising the Distributed Assets or Securities the Holder would have received had such Holder converted such 2023 Notes immediately prior to the record date for the determination of shareholders entitled to receive such distribution. In the event that such distribution is not so paid or made, the Conversion Rate shall again be adjusted to the Conversion Rate which would then be in effect if such distribution had not been declared.

         (d) In case the Issuer shall make (i) any distributions, by dividend or otherwise, during any quarterly fiscal periods consisting exclusively of cash to all holders of outstanding shares of Common Stock in an aggregate amount that, together with (ii) other all-cash or all-check distributions made to all holders of outstanding shares of Common Stock during such quarterly fiscal period, and (iii) any cash and the Fair Market Value, as of the expiration of any tender or exchange offer (other than consideration payable in respect of any odd-lot tender offer) of consideration payable in respect of any tender or exchange offer by the Issuer or any of the Issuer's Subsidiaries for all or any portion of shares of Common Stock concluded during such quarterly fiscal period, exceed the product of $0 multiplied by the number of shares of Common Stock outstanding on the record date for such distribution, then, and in each such case, the Conversion Rate shall be adjusted so that the same shall equal the Conversion Rate determined by multiplying the Conversion Rate in effect immediately prior to the close of business on the record date fixed for the determination of holders of Common Stock entitled to receive such distribution by a fraction of which (A) the numerator shall be the Market Price per share of the Common Stock on the earlier of such record date or the Trading Day immediately preceding the ex date for such dividend or distribution and (B) the denominator shall be (1) the Market Price per share of Common Stock on the earlier of such record date or the Trading Day immediately preceding the ex date for such dividend or distribution plus (2) $0 less (3) an amount equal to the quotient of (x) the combined amount distributed or payable in the transactions described in clauses (i), (ii) and (iii) above during such quarterly fiscal period and (y) the number of shares of Common Stock outstanding on such record date, such adjustment to become effective immediately after the record date for the determination of shareholders entitled to receive such distribution.

         (e) With respect to Section 6.06(c) hereof, in the event that the Issuer makes any distribution to all holders of Common Stock consisting of Equity Interests in a Subsidiary or other business unit of the Issuer, the Conversion Rate shall be adjusted so that the same shall equal the Conversion Rate determined by multiplying the Conversion Rate in effect immediately prior to the close of business on the record date fixed for the determination of holders of Common Stock entitled to receive such distribution by a fraction of which (i) the numerator shall be (x) the Spin-off Market Price per share of the Common Stock on such record date plus (y) the Spin-off Market Price per Equity Interest of the Subsidiary or other business unit of the Issuer on such record date and (ii) the denominator shall be the Spin-off Market Price per share of the Common Stock on such record date, such adjustment to become effective 10 Trading Days after the effective date of such distribution of Equity Interests in a Subsidiary or other business unit of the Issuer.

         (f) Upon conversion of the 2023 Notes, the Holders shall receive, in addition to the Common Stock issuable upon such conversion, the rights issued under any future shareholder rights plan the Issuer implements (notwithstanding the occurrence of an event causing such rights to separate from the Common Stock at or prior to the time of conversion) unless, prior to conversion, the rights have expired, terminated or been redeemed or exchanged in accordance with such rights plan. If, and only if, the Holders of 2023 Notes receive rights under such shareholder rights plans as described in the preceding sentence upon conversion of their 2023 Notes, then no other adjustment pursuant to this Section 6.06 shall be made in connection with such shareholder rights plans.

         (g) For purposes of this Section 6.06, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Issuer but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Issuer shall not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Issuer.

         (h) Notwithstanding the foregoing, in no event shall the Conversion Rate exceed the maximum conversion rate specified under this Section 6.06(h) (the "Maximum Conversion Rate") as a result of an adjustment pursuant to Section 6.06(c) and Section 6.06(d) hereof. The Maximum Conversion Rate shall initially be 138.6963 and shall be appropriately adjusted from time to time for any stock dividends on or subdivisions or combinations of the Common Stock. The Maximum Conversion Rate shall not apply to any adjustments made pursuant to any of the events in
         Section 6.06(a) or Section 6.06(b) hereof.

         SECTION 6.07. Calculation Methodology. No adjustment in the Conversion Price need be made unless the adjustment would require an increase or decrease of at least 1% in the Conversion Price then in effect, provided that any adjustment that would otherwise be required to be made shall be carried forward and taken into account in any subsequent adjustment. Except as stated in this
Article VI, the Conversion Rate will not be adjusted for the issuance of Common Stock or any securities convertible into or exchangeable for Common Stock or carrying the right to purchase any of the foregoing. Any adjustments that are made shall be carried forward and taken into account in any subsequent adjustment. All calculations under Article V and Section 6.06 hereof and this
Section 6.07 shall be made to the nearest cent or to the nearest 1/10,000th of a share, as the case may be.

         SECTION 6.08. When No Adjustment Required. No adjustment to the Conversion Rate need be made:

         (a) upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of the Issuer and the investment of additional optional amounts in shares of Common Stock under any plan;

         (b) upon the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Issuer or any of its Subsidiaries;

         (c) upon the issuance of any shares of Common Stock pursuant to any option, warrant, right, or exercisable, exchangeable or convertible security not described in clause (b) above and outstanding as of the date of this Thirteenth Supplemental Indenture;

         (d) for a change in the par value or no par value of the Common Stock;

         (e) for accrued and unpaid interest (including Additional Amounts, if any); or

         (f) if Holders are to participate in a merger or consolidation on a basis and with notice that the Board of Directors determines to be fair and appropriate in light of the basis and notice on which holders of Common Stock participate in the transaction; provided that the basis on which the Holders are to participate in the transaction shall not be deemed to be fair if it would require the conversion of Securities at any time prior to the expiration of the conversion period specified for such Securities.

         To the extent the 2023 Notes become convertible into cash, assets, or property (other than capital stock of the Issuer or securities to which Section
6.12 hereof applies), no adjustment shall be made thereafter as to the cash, assets or property. Interest shall not accrue on such cash.

         SECTION 6.09. Notice of Adjustment. Whenever the Conversion Rate is adjusted, the Issuer shall promptly mail to Holders a notice of the adjustment. The Issuer shall file with the Trustee and the Conversion Agent such notice. The certificate shall, absent manifest error, be conclusive evidence that the adjustment is correct. Neither the Trustee nor any Conversion Agent shall be under any duty or responsibility with respect to any such certificate except to exhibit the same to any Holder desiring inspection thereof.

         SECTION 6.10. Voluntary Increase. The Issuer may make such increases in the Conversion Rate, in addition to those required by Section 6.06 hereof, as the Board of Directors considers to be advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes. To the extent permitted by applicable law, the Issuer may from time to time increase the Conversion Rate by any amount, temporarily or otherwise, for any period of at least 20 days if the increase is irrevocable during the period and the Board of Directors shall have made a determination that such increase would be in the best interests of the Issuer, which determination shall be conclusive. Whenever the Conversion Rate is so increased, the Issuer shall mail to Holders and file with the Trustee and the Conversion Agent a notice of such increase. Neither the Trustee nor any Conversion Agent shall be under any duty or responsibility with respect to any such notice except to exhibit the same to any holder desiring inspection thereof. The Issuer shall mail the notice at least 15 days before the date the increased Conversion Rate takes effect. The notice shall state the increased Conversion Rate and the period it shall be in effect.

         SECTION 6.11.  Notice to Holders Prior to Certain Actions.  In case:

         (a) the Issuer shall declare a dividend (or any other distribution) on its Common Stock that would require an adjustment in the Conversion Rate pursuant to Section 6.06 hereof;

         (b) the Issuer shall authorize the granting to all or substantially all the holders of its Common Stock of rights or warrants to subscribe for or purchase any share of any class or any other rights or warrants;

         (c) of any reclassification or reorganization of the Common Stock of the Issuer (other than a subdivision or combination of its outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Issuer is a party and for which approval of any shareholders of the Issuer is required, or of the sale or transfer of all or substantially all of the assets of the Issuer; or

         (d) of the voluntary or involuntary dissolution, liquidation or winding-up of the Issuer,

         the Issuer shall cause to be filed with the Trustee and to be mailed to each Holder at its address appearing on the Security Register, as promptly as possible but in any event at least 15 days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, or rights or warrants are to be determined or (y) the date on which such reclassification, reorganization, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, reorganization, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, reorganization, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up.

         SECTION 6.12. Effect of Reclassification, Consolidation, Merger, Binding Share Exchange or Sale. If any of the following events occur, namely:
(a) any reclassification or
change of outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination); (b) any consolidation, merger, combination or binding share exchange of the Issuer with another Person as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock; or (c) any sale or conveyance of the properties and assets of the Issuer as, or substantially as, an entirety to any other Person as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, then the Issuer or the successor or purchasing Person, as the case may be, shall execute with the Trustee a supplemental indenture to the Indenture, providing that each 2023 Note shall be convertible into the kind and amount of shares of stock and other securities or property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, binding share exchange, sale or conveyance by a holder of a number of shares of Common Stock issuable upon conversion of such 2023 Note immediately prior to such reclassification, change, consolidation, merger, combination, binding share exchange, sale or conveyance. Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this
Section 6.12.

         The Issuer shall cause notice of the execution of such supplemental indenture to be mailed to each Holder, at its address appearing on the Security Register, within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

         The above provisions of this Section 6.12 shall similarly apply to successive reclassifications, changes, consolidations, mergers, combinations, binding share exchanges, sales and conveyances.

         If this Section 6.12 applies to any event or occurrence, Section 6.06 hereof shall not apply.

         SECTION 6.13. Responsibility of Trustee. The Trustee and any other Conversion Agent shall not at any time be under any duty or responsibility to any Holder to either calculate the Conversion Rate or determine whether any facts exist which may require any adjustment of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same and shall be protected in relying upon an Officers' Certificate with respect to the same. The Trustee and any other Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities or property, which may at any time be issued or delivered upon the conversion of any 2023 Notes and the Trustee and any other Conversion Agent make no representations with respect thereto. Subject to the provisions of Article Six of the Original Indenture, neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Issuer to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any 2023 Notes for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Issuer contained in this

Section 6.13. Without limiting the generality of the foregoing, neither the Trustee nor any Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Article VI hereof relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Holders upon the conversion of their 2023 Notes after any event referred to in such Section 6.12 or to any adjustment to be made with respect thereto, but, subject to the provisions of Article Six of the Original Indenture, may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officers' Certificate (which the Issuer shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto.

         SECTION 6.14. Simultaneous Adjustments. In the event that Section 6.06 hereof requires adjustments to the Conversion Rate under more than one of
Section 6.06(a), Section 6.06(b), Section 6.06(c) or Section 6.06(d) hereof, and the Record Dates for the distributions giving rise to such adjustments shall occur on the same date, then such adjustments shall be made by applying, first, the provisions of Section 6.06(c) hereof, second, the provisions of Section 6.06(a) hereof and third, the provisions of Section 6.06(b) hereof; provided, however, that nothing in this Section 6.14 shall be done to evade the principle set forth in Section 6.06(h) hereof that the Maximum Conversion Rate shall not apply to any adjustments made with respect to any of the events in Section 6.06(a) or Section 6.06(b) hereof.

         SECTION 6.15. Successive Adjustments. After an adjustment to the Conversion Rate under Section 6.06 hereof, any subsequent event requiring an adjustment under Section 6.06 shall cause an adjustment to the Conversion Rate as so adjusted.

         SECTION 6.16. General Considerations. Whenever successive adjustments to the Conversion Rate are called for pursuant to this Article VI, such adjustments shall be made to the Market Price as may be necessary or appropriate to effectuate the intent of this Article VI and to avoid unjust or inequitable results as determined in good faith by the Board of Directors.

         SECTION 6.17. Issuer Determination Final. Any determination which the Board of Directors must make pursuant to this Article VI shall be conclusive and binding on the Holders.

         SECTION 6.18. Conversion Provisions. Pursuant to Section 2.3(f)(10) of the Original Indenture, the obligation of the Issuer to permit the conversion of the 2023 Notes into Common Stock and the terms and conditions upon which such conversion shall be effected set forth in this Thirteenth Supplemental Indenture are in addition to and in lieu of those provisions set forth in Article Thirteen of the Original Indenture relative to such obligation.





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

                                   ARTICLE VII

                       ADDITIONAL COVENANTS OF THE ISSUER
                         WITH RESPECT TO THE 2023 NOTES

         SECTION 7.01. Existence. So long as any of the 2023 Notes are outstanding, subject to Article 9 of the Original Indenture, the Issuer will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.

         SECTION 7.02. Limitation on Certain Liens. (a) So long as any of the 2023 Notes are outstanding, the Issuer shall not create, incur, assume or suffer to exist any lien, mortgage, pledge, security interest, conditional sale, title retention agreement or other charge or encumbrance of any kind, or any other type of arrangement intended or having the effect of conferring upon a creditor of the Issuer or any Subsidiary a preferential interest (hereinafter in this Section 7.02 referred to as a "Lien") upon or with respect to any of its property of any character, including without limitation any shares of Capital Stock of Consumers or Enterprises, without making effective provision whereby the 2023 Notes shall (so long as any such other creditor shall be so secured) be equally and ratably secured (along with any other creditor similarly entitled to be secured) by a direct Lien on all property subject to such Lien, provided, however, that the foregoing restrictions shall not apply to:

         (i) Liens for taxes, assessments or governmental charges or levies to the extent not past due;

         (ii) pledges or deposits to secure (A) obligations under workmen's compensation laws or similar legislation, (B) statutory obligations of the Issuer or (C) Support Obligations;

         (iii) Liens imposed by law, such as materialmen's, mechanics', carriers', workmen's and repairmen's Liens and other similar Liens arising in the ordinary course of business securing obligations which are not overdue or which have been fully bonded and are being contested in good faith;

         (iv) purchase money Liens upon or in property acquired and held by the Issuer in the ordinary course of business to secure the purchase price of such property or to secure Indebtedness incurred solely for the purpose of financing the acquisition of any such property to be subject to such Liens, or Liens existing on any such property at the time of acquisition, or extensions, renewals or replacements of any of the foregoing for the same or a lesser amount, provided that no such Lien shall extend to or cover any property other than the property being acquired and no such extension, renewal or replacement shall extend to or cover property not theretofore subject to the Lien being extended, renewed or replaced, and provided, further, that the aggregate principal amount of the Indebtedness at any one time outstanding secured by Liens permitted by this clause (iv) shall not exceed $10,000,000; and

         (v) Liens not otherwise permitted by clauses (i) through (iv) of this
         Section 7.02 securing Indebtedness of the Issuer; provided that on the date such Liens are created, and after giving effect to such Indebtedness, the aggregate principal amount at maturity of all of the secured Indebtedness of the Issuer at such date shall not exceed 5% of Consolidated Net Tangible Assets at such date.

         SECTION 7.03. Limitation on Consolidation, Merger, Sale or Conveyance. So long as any of the 2023 Notes are outstanding and until the 2023 Notes are rated BBB- or above (or an equivalent rating) by Standard & Poor's and one Other Rating Agency (or, if Standard & Poor's shall change its rating system, an equivalent of such rating then employed by such organization), at which time the Issuer will be permanently released from the provisions of this Section 7.03, and subject also to Article Nine of the Original Indenture, the Issuer shall not consolidate with or merge into any other Person or sell, lease or convey the property of the Issuer in the entirety or substantially as an entirety, unless
(a) immediately after giving effect to such transaction the Consolidated Net Worth of the surviving entity is at least equal to the Consolidated Net Worth of the Issuer immediately prior to the transaction and (b) after giving effect to such transaction, the surviving entity would be entitled to incur at least one dollar of additional Indebtedness (other than revolving Indebtedness to banks) without violation of the limitations in Section 7.04 hereof.

         SECTION 7.04.  Limitation on Consolidated Indebtedness.

         (a) So long as any of the 2023 Notes are outstanding and until the 2023 Notes are rated BBB- or above (or an equivalent rating) by Standard & Poor's and one Other Rating Agency (or, if Standard & Poor's shall change its rating system, an equivalent of such rating then employed by such organization), at which time the Issuer will be permanently released from the provisions of this
Section 7.04, the Issuer shall not, and shall not permit any Consolidated Subsidiary of the Issuer to, issue, create, assume, guarantee, incur or otherwise become liable for (collectively, "issue"), directly or indirectly, any Indebtedness unless the Consolidated Coverage Ratio of the Issuer and its Consolidated Subsidiaries for the four consecutive fiscal quarters immediately preceding the issuance of such Indebtedness (as shown by a pro forma consolidated income statement of the Issuer and its Consolidated Subsidiaries for the four most recent fiscal quarters ending at least 30 days prior to the issuance of such Indebtedness after giving effect to (i) the issuance of such Indebtedness and (if applicable) the application of the net proceeds thereof to refinance other Indebtedness as if such Indebtedness was issued at the beginning of the period, (ii) the issuance and retirement of any other Indebtedness since the first day of the period as if such Indebtedness was issued or retired at the beginning of the period and (iii) the acquisition of any company or business acquired by the Issuer or any Subsidiary since the first day of the period (including giving effect to the pro forma historical earnings of such company or business), including any acquisition which will be consummated contemporaneously with the issuance of such Indebtedness, as if in each case such acquisition occurred at the beginning of the period) exceeds a ratio of 1.6 to 1.0.

         (b) Notwithstanding the foregoing paragraph, the Issuer or any Restricted Subsidiary may issue, directly or indirectly, the following
         Indebtedness:

                  (1) Indebtedness of the Issuer to banks not to exceed $1,000,000,000 in aggregate outstanding principal amount at any time;

                  (2) Indebtedness (other than Indebtedness described in Section 7.04(b)(1) hereof) outstanding on the date of this Thirteenth Supplemental Indenture, as set forth on Schedule 7.04(b)(2) attached hereto and made a part hereof, and Indebtedness issued in exchange for, or the proceeds of which are used to refund or refinance, any Indebtedness permitted by this clause
                  (2); provided, however, that (i) the principal amount (or accreted value in the case of Indebtedness issued at a discount) of the Indebtedness so issued shall not exceed the principal amount (or accreted value in the case of Indebtedness issued at a discount) of, premium, if any, and accrued but unpaid interest on, the Indebtedness so exchanged, refunded or refinanced and (ii) the Indebtedness so issued (A) shall not mature prior to the stated maturity of the Indebtedness so exchanged, refunded or refinanced, (B) shall have an Average Life equal to or greater than the remaining Average Life of the Indebtedness so exchanged, refunded or refinanced and (C) if the Indebtedness to be exchanged, refunded or refinanced is subordinated to the 2023 Notes, the Indebtedness is subordinated to the 2023 Notes in right of payment;

                  (3) Indebtedness of the Issuer owed to and held by a Subsidiary and Indebtedness of a Subsidiary owed to and held by the Issuer; provided, however, that, in the case of Indebtedness of the Issuer owed to and held by a Subsidiary,
                  (i) any subsequent issuance or transfer of any Capital Stock that results in any such Subsidiary ceasing to be a Subsidiary or (ii) any transfer of such Indebtedness (except to the Issuer or a Subsidiary) shall be deemed for the purposes of this Section 7.04(b) to constitute the issuance of such Indebtedness by the Issuer;

                  (4) Indebtedness of the Issuer issued in exchange for, or the proceeds of which are used to refund or refinance, Indebtedness of the Issuer issued in accordance with Section 7.04(a) hereof, provided that (i) the principal amount (or accreted value in the case of Indebtedness issued at a discount) of the Indebtedness so issued shall not exceed the principal amount (or accreted value in the case of Indebtedness issued at a discount) of, premium, if any, and accrued but unpaid interest on, the Indebtedness so exchanged, refunded or refinanced and (ii) the Indebtedness so issued (A) shall not mature prior to the stated maturity of the Indebtedness so exchanged, refunded or refinanced, (B) shall have an Average Life equal to or greater than the remaining Average Life of the Indebtedness so exchanged, refunded or refinanced and (C) if the Indebtedness to be exchanged, refunded or refinanced is subordinated to the 2023 Notes, the Indebtedness so issued is subordinated to the 2023 Notes in right of payment;

                  (5) Indebtedness of a Restricted Subsidiary issued in exchange for, or the proceeds of which are used to refund or refinance, Indebtedness of a Restricted Subsidiary issued in accordance with Section 7.04(a) hereof, provided that (i) the principal amount (or accreted value in the case of Indebtedness issued at a discount) of the Indebtedness so issued shall not exceed the principal amount (or accreted value in the case of Indebtedness issued at a discount) of, premium, if any, and accrued but unpaid interest on, the Indebtedness so exchanged, refunded or refinanced and (ii) the Indebtedness so issued (A) shall not mature prior to the stated maturity of the Indebtedness so exchanged, refunded or refinanced and (B) shall have an Average Life equal to or greater than the remaining Average Life of the Indebtedness so exchanged, refunded or refinanced.

                  (6) Indebtedness of a Consolidated Subsidiary issued to acquire, develop, improve, construct or to provide working capital for a gas, oil or electric generation, exploration, production, distribution, storage or transmission facility and related assets, provided that such Indebtedness is without recourse to any assets of the Issuer, Consumers, Enterprises, CMS Generation, CMS Electric and Gas, CMS Gas Transmission, CMS MST or any other Designated Enterprises Subsidiary;

                  (7) Indebtedness of a Person existing at the time at which such Person became a Subsidiary and not incurred in connection with, or in contemplation of, such Person becoming a Subsidiary. Such Indebtedness shall be deemed to be incurred on the date the acquired Person becomes a Consolidated Subsidiary;

                  (8) Indebtedness issued by the Issuer not to exceed $150,000,000 in aggregate principal amount at any time; and

                  (9) Indebtedness of a Consolidated Subsidiary in respect of rate reduction bonds issued to recover electric restructuring transition costs of Consumers ,provided that such Indebtedness is without recourse to the assets of Consumers.

         SECTION 7.05. Limitation on Restricted Payments.

         (a) So long as the 2023 Notes are outstanding and until the 2023 Notes are rated BBB- or above (or an equivalent rating) by Standard & Poor's and one Other Rating Agency (or, if Standard & Poor's shall change its rating system, an equivalent of such rating then employed by such organization), at which time the Issuer will be permanently released from the provisions of this Section 7.05, the Issuer shall not, and shall not permit any Restricted Subsidiary of the Issuer, directly or indirectly, to (i) declare or pay any dividend or make any distribution on the Capital Stock of the Issuer to the direct or indirect holders of its Capital Stock (except dividends or distributions payable solely in its Non-Convertible Capital Stock or in options, warrants or other rights to purchase such Non-Convertible Capital Stock and except dividends or distributions payable to the Issuer or a Subsidiary), (ii) purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Issuer or (iii) purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity or scheduled repayment thereof, any Subordinated Indebtedness (any such dividend, distribution, purchase, redemption, repurchase, defeasing, other acquisition or retirement being herein referred to as a "Restricted Payment") if at the time the Issuer or such Subsidiary makes such Restricted Payment:

         (1) an Event of Default, or an event that with the lapse of time or the giving of notice or both would constitute an Event of Default, shall have occurred and be continuing (or would result therefrom); or

         (2) the aggregate amount of such Restricted Payment and all other Restricted Payments made since May 6, 1997 would exceed the sum of:

                  (A) $100,000,000;

                  (B) 100% of Consolidated Net Income, accrued during the period (treated as one accounting period) from May 6, 1997 to the end of the most recent fiscal quarter ending at least 45 days prior to the date of such Restricted Payment (or, in case such sum shall be a deficit, minus 100% of the deficit); and

                  (C) the aggregate Net Cash Proceeds received by the Issuer from the issue or sale of or contribution with respect to its Capital Stock subsequent to May 6, 1997.

         For the purpose of determining the amount of any Restricted Payment not in the form of cash, the amount shall be the fair value of such Restricted Payment as determined in good faith by the Board of Directors, provided that if the value of the non-cash portion of such Restricted Payment as determined by the Board of Directors is in excess of $25 million, such value shall be based on the opinion from a nationally recognized firm experienced in the appraisal of similar types of transactions.

         (b)      The provisions of Section 7.05(a) hereof shall not prohibit:

                  (i) any purchase or redemption of Capital Stock of the Issuer made by exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Issuer (other than Redeemable Stock or Exchangeable Stock); provided, however, that such purchase or redemption shall be excluded from the calculation of the amount of Restricted Payments;

                  (ii) dividends or other distributions paid in respect of any class of the Issuer's Capital Stock issued in respect of the acquisition of any business or assets by the Issuer or a Restricted Subsidiary if the dividends or other distributions with respect to such Capital Stock are payable solely from the net earnings of such business or assets;

                  (iii) dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividend would have complied with this Section 7.05; provided, however, that at the time of payment of such dividend, no Event of Default shall have occurred and be continuing (or result therefrom), and provided, further, however, that such dividends shall be included (without duplication) in the calculation of the amount of Restricted Payments; or

                  (iv) payments pursuant to the Tax Sharing Agreement.

         SECTION 7.06. Limitation on Asset Sales. So long as any of the 2023 Notes are outstanding, the Issuer may not sell, transfer or otherwise dispose of any property or assets of the Issuer, including Capital Stock of any Consolidated Subsidiary, in one transaction or a series of transactions in an amount which exceeds $50,000,000 (an "Asset Sale") unless the Issuer shall (i) apply an amount equal to such excess Net Cash Proceeds to permanently repay Indebtedness of a Consolidated Subsidiary or Indebtedness of the Issuer which is pari passu with the 2023 Notes, (ii) invest an equal amount not so used in clause (i) in property or assets of related business within 24 months after the date of the Asset Sale (the "Application Period") or (iii) apply such excess Net Cash Proceeds not so used in clause (i) or (ii) (the "Excess Proceeds") to make an offer, within 30 days after the end of the Application Period, to purchase from the Holders on a pro rata basis an aggregate principal amount of 2023 Notes on the relevant purchase date equal to the Excess Proceeds on such date, at a purchase price equal to 100% of the principal amount of the 2023 Notes on the relevant purchase date and unpaid interest, if any, to the purchase date. The Issuer shall only be required to make an offer to purchase 2023 Notes from Holders pursuant to clause (iii) if the Excess Proceeds equal or exceed $25,000,000 at any given time.

         The procedures to be followed by the Issuer in making an offer to purchase 2023 Notes from the Holders with Excess Proceeds, and for the acceptance of such offer by the Holders, shall be the same as those set forth in
Section 5.01 herein with respect to a Fundamental Change.

                                  ARTICLE VIII

                          ADDITIONAL EVENTS OF DEFAULT
                         WITH RESPECT TO THE 2023 NOTES

         SECTION 8.01. Definition. All of the events specified in clauses (a) through (h) of Section 5.1 of the Original Indenture shall be Events of Default with respect to the 2023 Notes.

         SECTION 8.02. Amendments to Section 5.1 of the Original Indenture. Solely for the purpose of determining Events of Default with respect to the 2023 Notes, paragraphs Section 5.1(e), Section 5.1(f) and Section 5.1(h) of the Original Indenture shall be amended such that each and every reference therein to the Issuer shall be deemed to mean either the Issuer or Consumers.

         SECTION 8.03. Additional Events of Default. Solely for the purpose of determining Events of Default with respect to the 2023 Notes, an Event of Default shall also include the following:

(i) default in the payment of any interest upon any 2023 Note, including Additional Amounts, if any, when it becomes due and payable, and continuance of such default for 30 days;

(ii) default in the Issuer's obligation to redeem the 2023 Notes after exercising its redemption option pursuant to Article XIII hereof;

(iii) default in the Issuer's obligation to convert the 2023 Notes upon exercise of a Holder's conversion right in accordance with the terms of the 2023 Notes and Article VI hereof; and

(iv) default in the Issuer's obligation to purchase 2023 Notes upon the occurrence of a Fundamental Change or the exercise by a Holder of its option to require the Issuer to repurchase such Holder's 2023 Notes in accordance with the terms of Article III or Article IV hereof, as applicable.

                                   ARTICLE IX

                                  GLOBAL NOTES

         The 2023 Notes will be issued initially in the form of Global Notes. "Global Note" means a registered 2023 Note evidencing one or more 2023 Notes issued to a depositary (the "Depositary") or its nominee, in accordance with this Article IX and bearing the legend prescribed in this Article IX. One or more Global Notes will represent all 2023 Notes. The Issuer shall execute and the Trustee shall, in accordance with this Article IX and the Issuer Order with respect to the 2023 Notes, authenticate and deliver one or more Global Notes in temporary or permanent form that (i) shall represent and shall be denominated in an aggregate amount equal to the aggregate principal amount of the 2023 Notes to be represented by such Global Note or Global Notes, (ii) shall be registered in the name of the Depositary for such Global Note or Global Notes or the nominee of such Depositary, (iii) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary's instructions and (iv) shall bear a legend substantially to the following effect: "Unless the Global 2023 Note is presented by an authorized representative of the Depositary to the Issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of a nominee of the Depositary or in such other name as is requested by an authorized representative of the Depositary (and any payment is made to such nominee of the Depositary or to such other entity as is requested by an authorized representative of the Depositary), any transfer, pledge or other use hereof for value or otherwise by or to any Person is wrongful inasmuch as the registered owner hereof has an interest herein."

         Notwithstanding Section 2.8 of the Original Indenture, unless and until it is exchanged in whole or in part for 2023 Notes in definitive form, a Global Note representing one or more 2023 Notes may not be transferred except as a whole by the Depositary, to a nominee of such Depository or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor Depositary for 2023 Notes or a nominee of such successor Depositary.

         If at any time the Depositary for the 2023 Notes is unwilling or unable to continue as Depositary for the 2023 Notes, the Issuer shall appoint a successor Depositary with respect to the 2023 Notes. If a successor Depositary for the 2023 Notes is not appointed by the Issuer by the earlier of (i) 90 days from the date the Issuer receives notice to the effect that the Depositary is unwilling or unable to act, or the Issuer determines that the Depositary is unable to act or (ii) the effectiveness of the Depositary's resignation or failure to fulfill its duties as Depositary, the Issuer will execute, and the Trustee, upon receipt of a Issuer Order for the authentication and delivery of definitive 2023 Notes, will authenticate and deliver 2023 Notes in definitive form in an aggregate principal amount equal to the principal amount of the Global Note or Global Notes representing such 2023 Notes in exchange for such Global Note or Global Notes.

         The Issuer may at any time and in its sole discretion determine that the 2023 Notes issued in the form of one or more Global Notes shall no longer be represented by such Global Note or Global Notes. In such event the Issuer will execute, and the Trustee, upon receipt of an Issuer Order for the authentication and delivery of definitive 2023 Notes, will authenticate and deliver 2023 Notes in definitive form in an aggregate principal amount equal to the principal amount of the Global Note or Global Notes representing such 2023 Notes in exchange for such Global Note or Global Notes.

         The Depositary for such 2023 Notes may surrender a Global Note or Global Notes for such 2023 Notes in exchange in whole or in part for 2023 Notes in definitive form on such terms as are acceptable to the Issuer and such Depositary. Thereupon, the Issuer shall execute, and the Trustee shall authenticate and deliver, without service charge:

         (i) to each Person specified by such Depositary a new 2023 Note or 2023 Notes, of any authorized denomination as requested by such Person in aggregate principal amount equal to and in exchange for such Person's beneficial interest in the Global Note; and

         (ii) to such Depositary a new Global Note in a denomination equal to the difference, if any, between the principal amount of the surrendered Global Note and the aggregate principal amount of 2023 Notes in definitive form delivered to Holders thereof.

         In any exchange provided for in this Article IX, the Issuer will execute and the Trustee will authenticate and deliver 2023 Notes in definitive registered form in authorized denominations.

         Upon the exchange of a Global Note for 2023 Notes in definitive form, such Global Note shall be cancelled by the Trustee. 2023 Notes in definitive form issued in exchange for a Global Note pursuant to this Article IX shall be registered in such names and in such authorized denominations as the Depositary for such Global Note, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee or Security Registrar. The Trustee shall deliver such 2023 Notes to the Persons in whose names such 2023 Notes are so registered.

                                    ARTICLE X

                                   DEFEASANCE

         All of the provisions of Article Ten of the Original Indenture shall be applicable to the 2023 Notes. Upon satisfaction by the Issuer of the requirements of Section 10.1(C) of the Indenture, in connection with any covenant defeasance (as provided in Section 10.1(C) of the Indenture), the Issuer shall be released from its obligations under Article Nine of the Original Indenture and under Article VII and Article XIII of this Thirteenth Supplemental Indenture with respect to the 2023 Notes.

                                   ARTICLE XI

                             SUPPLEMENTAL INDENTURES

         This Thirteenth Supplemental Indenture is a supplement to the Original Indenture. As supplemented by this Thirteenth Supplemental Indenture, the Original Indenture is in all respects ratified, approved and confirmed, and the Original Indenture and this Thirteenth Supplemental Indenture shall together constitute one and the same instrument.

                                   ARTICLE XII

                             MODIFICATION AND WAIVER

         In addition to those matters set forth in Section 8.2 of the Original Indenture (including the terms and conditions of the 2023 Notes set forth herein), with respect to the 2023 Notes, no amendment or supplemental indenture to the Indenture shall, without the consent of the Holder of each 2023 Note affected thereby:

(a) reduce the Redemption Price, Purchase Price or Fundamental Change Purchase Price of the 2023 Notes;

(b) change the terms applicable to redemption or purchase of the 2023 Notes in a manner adverse to the Holder; or

(c) alter the manner of calculation or rate of Additional Amounts payable on any 2023 Note or extend the time for payment of any such amount.

In addition, with respect to the 2023 Notes, notwithstanding Section 5.10 of the Original Indenture, approval of the Holders of each outstanding 2023 Note shall be required to:

(a) waive any default by the Issuer in any payment of the Redemption Price, Purchase Price or Fundamental Change Purchase Price with respect to any 2023 Notes; or

(b) waive any default which constitutes a failure to convert any 2023 Note in accordance with its terms and the terms of Article VI hereof.

The reference to "interest" in Section 5.10(i) of the Original Indenture shall include Additional Amounts, if any.

                                  ARTICLE XIII

                      OPTIONAL REDEMPTION OF THE 2023 NOTES

         SECTION 13.01. Right to Redeem; Notice to Trustee, Paying Agent and Holders. On or after July 15, 2008, the Issuer may, at its option, redeem the 2023 Notes in whole, or in part, at any time in accordance with the provisions of the 2023 Notes. If the Issuer elects to redeem 2023 Notes pursuant to the provisions of the 2023 Notes, it shall notify in writing the Trustee, the Paying Agent and each Holder of 2023 Notes to be redeemed, as provided in Section 11.2 of the Indenture and Section 13.04 hereof.

         SECTION 13.02. Fewer Than All Outstanding 2023 Notes to Be Redeemed. If fewer than all of the outstanding 2023 Notes are to be redeemed, the Trustee shall select the 2023 Notes to be redeemed in principal amounts of $1,000 or integral multiples thereof. In the case that the Trustee shall select the 2023 Notes to be redeemed, the Trustee may effectuate such selection by lot, pro rata, or by any other method that the Trustee considers fair and appropriate. The Trustee will make such selection promptly following receipt of the notice of redemption from the Issuer provided pursuant to Section 13.04 hereof.

         SECTION 13.03. Selection of 2023 Notes to Be Redeemed. If any 2023 Notes selected for partial redemption are thereafter surrendered for conversion in part before termination of the conversion right with respect to the portion of the 2023 Notes so selected, the converted portion of such 2023 Notes shall be deemed (so far as may be), solely for purposes of determining the aggregate principal amount of 2023 Notes to be redeemed by the Issuer, to be the portion selected for redemption. 2023 Notes which have been converted during a selection of 2023 Notes to be redeemed may be treated by the Trustee as outstanding for the purpose of such selection. Nothing in this Section 13.03 shall affect the right of any Holder to convert any 2023 Notes pursuant to Article VI hereof before the termination of the conversion right with respect thereto.

         SECTION 13.04. Notice of Redemption. In addition to those matters set forth in Section 11.2 of the Indenture, a notice of redemption sent to Holders of 2023 Notes shall state:

         (a) the then current Conversion Rate;

         (b) the name and address of the Paying Agent and the Conversion Agent;

         (c) that the 2023 Notes called for redemption may be converted at any time before the close of business on the Business Day immediately preceding the redemption date; and

         (d) that Holders who wish to convert 2023 Notes must comply with the procedures provided in the 2023 Notes.

         SECTION 13.05. Effect of Notice of Redemption. Once notice of redemption is mailed, 2023 Notes called for redemption become due and payable on the redemption date and at the Redemption Price, except for 2023 Notes that are converted in accordance with the provisions of Article VI hereof and the provisions of the 2023 Notes. Upon presentation and surrender to the Paying Agent, 2023 Notes called for redemption shall be paid at the Redemption Price.

         SECTION 13.06. Deposit of Redemption Price. On or before 10:00 a.m. (New York City time) on the redemption date, the Issuer shall deposit with the Paying Agent (or if the Issuer or an Affiliate of the Issuer is acting as the Paying Agent, shall segregate and hold in trust) an amount of money sufficient to pay the aggregate Redemption Price of all the 2023 Notes to be redeemed on that date other than the 2023 Notes or portions thereof called for redemption which on or prior thereto have been delivered by the Issuer to the Security Registrar for cancellation or have been converted. The Trustee and Paying Agent shall, as promptly as practicable, return to the Issuer any money not required for that purpose because of conversion of the 2023 Notes in accordance with the provisions of Article VI hereof. If such money is then held by the Issuer or a Subsidiary in trust and is not required for such purpose, it shall be discharged from such trust.

                                   TESTIMONIUM

         This Thirteenth Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Thirteenth Supplemental Indenture to be duly executed and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first written above.

                                        CMS ENERGY CORPORATION



                                         /s/ Thomas J. Webb
                                        ----------------------------------------
                                        Thomas J. Webb
                                        Executive Vice President and
                                        Chief Financial Officer

Attest: /s/ Laura L. Mountcastle
        ------------------------
        Laura L. Mountcastle
        Vice President and Treasurer





                                        BANK ONE TRUST COMPANY, N.A.,
                                        as Trustee



                                         /s/ Mietka Collins
                                        ----------------------------------------
                                        Mietka Collins
                                        Account Representative



Attest: /s/ Steven E. Charles
        ---------------------
        Steven E. Charles
        Vice President

                               Schedule 7.04(b)(2)




                                - See Attached -

                                    EXHIBIT A

                   FORM OF FUNDAMENTAL CHANGE PURCHASE NOTICE

To: CMS Energy Corporation

         The undersigned registered holder of this 2023 Note hereby acknowledges receipt of a notice from CMS Energy Corporation (the "Company") as to the occurrence of a Fundamental Change with respect to the Company and requests and instructs the Company to repurchase this 2023 Note, or the portion hereof (which is $1,000 principal amount or a integral multiple thereof) designated below, in accordance with the terms of the Thirteenth Supplemental Indenture referred to in this 2023 Note and directs that the check of the Company, in payment for this 2023 Note or the portion thereof and any 2023 Notes representing any un-repurchased principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If any portion of this 2023 Note not repurchased is to be issued in the name of a Person other than the undersigned, the undersigned shall pay all transfer taxes payable with respect thereto.

Dated:
                                        ----------------------------------------
                                                     Signature(s)
                                    Signature(s) must be guaranteed by a
                                    commercial bank or trust company or a member firm of a major stock exchange if 2023 Notes are to be delivered, other than to or in the name of the registered holder.

                                        ----------------------------------------
                                                  Signature Guarantee

Fill in for registration of 2023 Notes if to be issued other than to and in the name of registered holder:


---------------------------
(Name)

---------------------------
(Street Address)

---------------------------
(City, state and zip code)
Please print name and address

                                        Principal amount to be purchased (if
                                        less than all): $______,000
                                        Social Security or other taxpayer number

                                    EXHIBIT B

                             FORM OF PURCHASE NOTICE

To: CMS Energy Corporation

         The undersigned registered holder of this 2023 Note hereby acknowledges receipt of a notice from CMS Energy Corporation (the "Company") as to the holder's option to require the Company to repurchase this 2023 Note and requests and instructs the Company to repurchase this 2023 Note, or the portion hereof (which is $1,000 principal amount or an integral multiple thereof) designated below, in accordance with the terms of the Thirteenth Supplemental Indenture referred to in this 2023 Note and directs that the check of the Company in payment for this 2023 Note or the portion thereof and any 2023 Notes representing any un-repurchased principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If any portion of this 2023 Note not repurchased is to be issued in the name of a Person other than the undersigned, the undersigned shall pay all transfer taxes payable with respect thereto.

Dated:
                                        ----------------------------------------
                                                      Signature(s)
                                    Signature(s) must be guaranteed by a
                                    commercial bank or trust company or a member firm of a major stock exchange if 2023 Notes are to be delivered, other than to or in the name of the registered holder.


                                        ----------------------------------------
                                                  Signature Guarantee

Fill in for registration of 2023 Notes if to be issued other than to and in the name of registered holder:


---------------------------
(Name)

---------------------------
(Street Address)

---------------------------
(City, state and zip code)
Please print name and address
                                        Principal amount to be purchased (if
                                        less than all): $______,000

                                        Social Security or other taxpayer number

                 CMS ENERGY INDEBTEDNESS SCHEDULE AS OF 7/16/03


---------------------------------------------------------------------------------------------------------------------------------
PRIMARY                       SECONDARY                           FACILITY
ENTITY                        ENTITY                              DESCRIPTION
---------------------------------------------------------------------------------------------------------------------------------
CMS Energy

                   CMS Energy                                     $185MM Credit Agmt 5/22/03
                              CMS Viron                                                                         Letter of Credit
                              Jamaica Private Power Co                                                          Letter of Credit
                              CMS Enterprises (Enporion)                                                        Letter of Credit
                              Hydra-Co Ent. (Salt City)                                                         Letter of Credit
                              CMS Generation (Shuweihat)                                                        Letter of Credit
                              CMS Generation (Shuweihat)                                                        Letter of Credit
                              CMS MS&T                                                                          Letter of Credit
                              CMS MS&T                                                                          Letter of Credit
                              CMS MS&T MI LLC                                                                   Letter of Credit
                              Jorf Lasfar                                                                       Letter of Credit
                              Jorf Lasfar                                                                       Letter of Credit
                              Jorf Lasfar                                                                       Letter of Credit
                              Jorf Lasfar                                                                       Letter of Credit
                              CMS Viron                                                                         Letter of Credit
                              Panhandle                                                                         Letter of Credit
                              CMS Viron                                                                         Letter of Credit
                              Jorf Lasfar Energy Co.                                                            Letter of Credit
                              Jorf Lasfar Energy Co.                                                            Letter of Credit
                              Grayling                                                                          Letter of Credit

                   CMS Energy                                     $409MM Second A & R Credit Agmt.


                   CMS Energy                                     Term Loan

                   CMS Energy                                     General Term Notes
                                                                                                                        Series D
                                                                                                                        Series E
                                                                                                                        Series F

                   CMS Energy                                     Sr. Unsecured Notes @ 7 5/8%

                   CMS Energy                                     Convert. Sub. Debentures

                   CMS Energy                                     Extend. Tenor Rate Adj. Sec.

                   CMS Energy                                     Sr. Unsecured Notes @ 7.5%

                   CMS Energy                                     Sr. Unsecured Notes @ 6.75%

                   CMS Energy                                     Sr. Notes @ 8.9%

                   CMS Energy                                     Sr. Notes @ 9.875%

                   CMS Energy                                     Premium Equity Participating Security Units @ 7.25%

                   CMS Energy                                     Sr. Notes @ 8.5%

                   CMS Energy St. Clair Undergrnd Stor.           Indemnity



                   CMS Energy CMS MS&T                            Guaranty

                   CMS Energy CMS Generation                      Guaranty

                   CMS Energy Emirates CMS Power Co.              Letter of Credit

                   CMS Energy CMS Viron & CMS Enterprises         Indemnity

                   CMS Energy Genesee Power Station               Svc Fee Support Agreement

CMS ENTERPRISES
              CMS Enterprises CMS GT                              Indemnity

              CMS Enterprises CMS MS&T                            Guaranties

              CMS Enterprises CMS MS&T                            Indemnity

              CMS Enterprises CMS MS&T                            Indemnity

              CMS Enterprises CMS MS&T                            Indemnity

              CMS Enterprises CMS MS&T MI LLC                     Guaranty

              CMS Enterprises CMS Viron, CMS MS&T                 Indemnity

-----------------------------------------------------------------------------------------------------------------------------------
                                     MAXIMUM                   AMOUNT           ISSUE             EXPIRATION   LATEST AMEND
LENDER (BANK)                         AMOUNT              OUTSTANDING            DATE                   DATE       DATE        #
-----------------------------------------------------------------------------------------------------------------------------------
Bank One, NA                     185,000,000                        0       5/23/2003              5/21/2004
                                                              320,507      12/21/2001              9/24/2003    3/11/2002      1
                                                            7,000,000      10/29/2001             12/31/2003
                                                            1,919,470      10/26/2001              5/14/2004
                                                            1,250,000       12/3/2001              5/14/2004    12/4/2002      1
                                                            2,500,000       12/5/2001              5/14/2004
                                                           70,300,000       12/5/2001              5/14/2004
                                                            5,000,000      10/17/2001              12/1/2003     6/6/2002      3
                                                            1,000,000       1/18/2002              5/14/2004
                                                            1,200,000       1/18/2002              5/14/2004
                                                            3,000,000       3/18/2002              5/14/2004    10/2/2002      1
                                                           39,086,700       5/15/2002              5/14/2004    10/2/2002      1
                                                           11,300,000       5/15/2002              5/14/2004    10/2/2002      1
                                                           17,272,500       5/15/2002              5/14/2004    10/2/2002      1
                                                              136,272       5/24/2002              7/24/2003
                                                              350,000       3/16/2003             11/30/2003
                                                              228,516       3/26/2003             11/30/2003
                                                            4,800,000      11/15/2002              5/14/2004
                                                            2,500,000      11/15/2002              5/14/2004
                                                            2,026,689       3/11/2003               6/9/2004

Citicorp                         409,000,000             5,000,000.00       3/30/2003              3/30/2006


CMS Methanol Co.                  14,000,000               14,000,000       1/28/2002             12/15/2004


                                 200,000,000               65,772,000
                                 400,000,000              183,055,000
                                 300,000,000              296,726,000

                                 180,000,000              175,815,000       9/26/1997             11/15/2004

                                 172,500,000              172,500,000       6/20/1997              7/15/2027

                                 180,000,000              180,000,000       1/13/1998              1/15/2005

                                 480,000,000              408,845,000       1/25/1999              1/15/2009

                                 300,000,000              287,025,000        2/3/1999              1/15/2004

                                 269,000,000              260,475,000        7/2/2001              7/15/2008

                                 500,000,000              467,558,000      10/10/2000             10/15/2007

                                 220,000,000              220,000,000       8/22/2000              8/18/2004

                                 350,000,000              300,375,000       3/29/2001              4/15/2011


                                     200,000                  200,000
                                      54,000                   54,000

                                   1,000,000                1,000,000       11/1/2000

                                  24,155,500               24,155,500        9/4/1997

Barclays Bank PLC UK              17,500,000               17,500,000       4/27/1999              4/27/2004

                                     305,220                  305,220

US Bank                            3,000,000                3,000,000        3/1/1994                   2021


                                      20,000                   20,000       9/20/1994              9/20/2002

                                  30,100,000               30,100,000

                                 168,484,895              168,484,895       4/28/1999               6/1/2009

                                  78,581,671               78,581,671      12/14/1999             11/25/2011

                                  26,315,263               26,315,263      11/15/2000              2/25/2011

                                  10,000,000               10,000,000       8/22/2000                           11/28/2000     1

                                   9,992,448                9,992,448


------------------------------------------------------------------------------------------------------------------------------------
  ADDITIONAL
  DESCRIPTION                                                                                   BENEFICIARY
------------------------------------------------------------------------------------------------------------------------------------



  Used to support Letters of Credit
  SLT751236                                                                                     County of Los Angeles
  SLT751239                                                                                     Bank of Tokyo - Mitsubishi Trust Co.
  SLT751227                                                                                     TCF Leasing Inc.
  SLT751226                                                                                     Honeywell International
  SLT751237                                                                                     Barclays Bank PLC
  SLT751238                                                                                     Barclays Bank PLC
  SLT751224                                                                                     Constellation Power Source Inc
  SLT751231                                                                                     Midwest Independent System Operator
  SLT751232                                                                                     Midwest Independent System Operator
  SLT751230                                                                                     Deutsche Bank Trust Co. Americas
  SLT751225                                                                                     Deutsche Bank Trust Co. Americas
  SLT751234                                                                                     Deutsche Bank Trust Co. Americas
  SLT751233                                                                                     Deutsche Bank Trust Co. Americas
  00332014                                                                                      County of Los Angeles
  SLT751229                                                                                     Federal Insurance Co.
  SLT751228                                                                                     Seaboard Surety Co. & others
  Collateral reserve .  LC#SLT751271                                                            Deutsche Bank Trust
  Collateral reserve .  LC#SLT751270                                                            Deutsche Bank Trust
  LC#00331042                                                                                   Consumers Energy

  Facilities A & B combined.











  Issued for QUIPS *

  X-TRAS *









  PEPS



  Surety & Operations bonds
  Surety bond to state of Michigan                                                              Insurance company
  Surety Bond to US EPA                                                                         Insurance company

  7/1/99 Natural Gas Agreement                                                                  MCV

  Jorf Lasfar Capital Contribution Agmt.

  Taweelah A2                                                                                   Barclays Abu Dhabi

  Surety Bond to outside party                                                                  Insurance company

  Tax exempt bond financing                                                                     US Bank (Trustee)


  Kalkaska 30 Project Underground Gas Storage Lease and Surety Bond w/State of MI               State of MI

  $342.1MM reciprocal taken                                                                     Various counterparties

  Performance based Surety bond to Tennergy Corp.                                               St. Paul Insurance Co.

  Performance based Surety bond to OH Schools Council                                           St. Paul Insurance Co.

  Performance base surety bond to CCAC                                                          St. Paul Insurance Co.

                                                                                                Detroit Edison

  Surety bonds to outside parties                                                               Insurance companies

                 CMS ENERGY INDEBTEDNESS SCHEDULE AS OF 7/16/03


---------------------------------------------------------------------------------------------------------------------------------
PRIMARY                       SECONDARY                           FACILITY
ENTITY                        ENTITY                              DESCRIPTION
---------------------------------------------------------------------------------------------------------------------------------
              CMS Enterprises CMS Viron                           Indemnity

              CMS Enterprises CMS Viron                           Indemnity

              CMS Enterprises CMS Oil and Gas Co.                 Indemnity

              CMS Enterprises CMS Oil and Gas Co.                 Indemnity

              CMS Enterprises Terra Energy Ltd.                   Indemnity

              CMS Enterprises CMS Viron                           Guaranty

              CMS Enterprises CMS Viron                           Guaranty

              CMS Enterprises CMS Viron                           Guaranty

              CMS Enterprises CMS Viron                           Guaranty

              CMS Enterprises CMS Viron                           Guaranty

              CMS Enterprises CMS Viron                           Guaranty

              CMS Enterprises CMS Viron                           Guaranty

              CMS Enterprises CMS Viron                           Guaranty

              CMS Enterprises CTM                                 Guaranty

              CMS Enterprises Western Australia Gas Trans. Co.    Guaranty

              CMS Enterprises CMS Ensenada S.A.                   Guaranty

              CMS Enterprises CMS Ensenada S.A.                   Guaranty

              CMS Enterprises CMS Ensenada S.A.                   Guaranty

              CMS Enterprises Jegrupadu O&M                       Guaranty

              CMS Enterprises CMS Morocco Op Co                   Guaranty

              CMS Enterprises DIG                                 Guaranty

-----------------------------------------------------------------------------------------------------------------------------------
                                     MAXIMUM                   AMOUNT        ISSUE                EXPIRATION   LATEST AMEND
LENDER (BANK)                         AMOUNT              OUTSTANDING         DATE                      DATE       DATE        #
-----------------------------------------------------------------------------------------------------------------------------------
                                           -                        -

                                  17,311,248               17,311,248

                                      75,000                   75,000

                                     300,000                  300,000

                                   9,649,954                9,649,954

                                   4,300,000                4,300,000       3/24/2000

                                  37,500,000               37,500,000       3/31/2000

                                  34,020,044               34,020,044      12/14/2000

                                   4,235,747                4,235,747      12/20/2001

                                     430,023                  430,023        7/1/2001

                                   1,248,000                1,248,000        1/1/2002

                                   6,720,000                6,720,000        4/1/2001

                                   1,168,144                1,168,144        3/1/2001

                                   3,780,000                3,780,000       6/25/1996             12/31/2006

                                  20,000,000               20,000,000       10/9/2000             10/15/2002    10/19/2000     1

                                     135,000                  135,000        5/5/1997

                                     800,000                  800,000        5/7/1997                   2009

                                  11,697,519               11,697,519        5/7/1997                   2009

                                     750,000                  750,000      12/23/1996

                                  45,000,000               45,000,000

                                     650,000                  650,000        4/1/2002

------------------------------------------------------------------------------------------------------------------------------------
 ADDITIONAL
 DESCRIPTION                                                                                  BENEFICIARY
------------------------------------------------------------------------------------------------------------------------------------
 Covers York gty for Viron                                                                    York International

 Surety Bonds to outside parties                                                              Insurance companies

 Surety Bonds to outside parties                                                              Insurance companies

 Surety Bonds to outside parties                                                              Insurance companies

 Appeal bonds to Michigan Court                                                               Insurance companies

 Performance based energy savings contract                                                    GE Capital Public Finance

 Supports CMS Viron in MDW contract                                                           ABB Energy Capital

 Performance based energy savings contract                                                    University of Utah

                                                                                              Trigen Development Corp

                                                                                              BT Broad Street - Philadephia

                                                                                              Opus Corporation (Lease)

                                                                                              Opus Corporation (Lease)

                                                                                              PPL Spectrum (Sacred Hearl Hospital)

 CTM's Maintenance Agmt.                                                                      Siemens

                                                                                              Centrales Termicas Mendoza S.A.

 La Plata gas transportation                                                                  Transportadora de Gas Del Sur S.A.

 Project Support & Guaranty Agmt.                                                             YPF

 Project Support & Guaranty Agmt.                                                             OPIC

 O&M Agreement                                                                                GVK Industries Ltd

 Jorf Lasfar O&M                                                                              JLEC

 Settlement Agmt:  Interconnection                                                            Detroit Edison